                                                                   Exhibit 10.68


                                                                 Execution Copy



                                CREDIT AGREEMENT

                          Dated as of December 30, 2002

                                      Among

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 AS THE LENDERS

                                       and

                              BANK OF AMERICA, N.A.

                                  AS THE AGENT

                                       and

                         BANC OF AMERICA SECURITIES LLC

                   AS THE SOLE LEAD ARRANGER AND BOOK MANAGER

                                       and

                    CONGRESS FINANCIAL CORPORATION (CENTRAL)

                            AS THE SYNDICATION AGENT

                                       and

                   STANDARD FEDERAL BANK NATIONAL ASSOCIATION,
                        acting by and through its agent,
                          LASALLE BUSINESS CREDIT, INC.

                           AS THE DOCUMENTATION AGENT

                                       and

                                ANDRX CORPORATION

                             AS THE PARENT GUARANTOR

                                       and

              EACH OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO

                                AS THE BORROWERS

                                       and

           EACH OF ITS OTHER SUBSIDIARIES THAT ARE SIGNATORIES HERETO

                                  AS GUARANTORS



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                                TABLE OF CONTENTS


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ARTICLE 1             LOANS AND LETTERS OF CREDIT.......................................................1

         1.1      Total Facility........................................................................1

         1.2      Revolving Loans.......................................................................2

         1.3      Letters of Credit.....................................................................6

         1.4      Bank Products........................................................................10

         1.5      All Obligations to Constitute Joint and Several Obligations..........................10

         1.6      Increased Maximum Revolver Amount....................................................14

ARTICLE 2             INTEREST AND FEES................................................................15

         2.1      Interest.............................................................................15

         2.2      Continuation and Conversion Elections................................................16

         2.3      Maximum Interest Rate................................................................17

         2.4      Closing Fee..........................................................................17

         2.5      Unused Line Fee......................................................................17

         2.6      Letter of Credit Fee.................................................................18

ARTICLE 3             PAYMENTS AND PREPAYMENTS.........................................................18

         3.1      Revolving Loans......................................................................18

         3.2      Termination of Facility..............................................................19

         3.3      LIBOR Rate Loan Prepayments..........................................................20

         3.4      Payments by the Borrowers............................................................20

         3.5      Payments as Revolving Loans..........................................................20

         3.6      Apportionment, Application and Reversal of Payments..................................20

         3.7      Indemnity for Returned Payments......................................................21

         3.8      Agent's and Lenders' Books and Records; Monthly Statements...........................21

ARTICLE 4             TAXES, YIELD PROTECTION AND ILLEGALITY...........................................22

         4.1      Taxes................................................................................22

         4.2      Illegality...........................................................................23

         4.3      Increased Costs and Reduction of Return..............................................24

         4.4      Funding Losses.......................................................................24

         4.5      Inability to Determine Rates.........................................................25

         4.6      Certificates of Agent................................................................25
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                                TABLE OF CONTENTS
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         4.7      Survival.............................................................................25

ARTICLE 5             BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES................................25

         5.1      Books and Records....................................................................25

         5.2      Financial Information................................................................26

         5.3      Notices to the Lenders...............................................................30

         5.4      Collateral Reporting.................................................................32

ARTICLE 6             GENERAL WARRANTIES AND REPRESENTATIONS...........................................33

         6.1      Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.33

         6.2      Validity and Priority of Security Interest...........................................34

         6.3      Organization and Qualification.......................................................34

         6.4      Corporate Name; Prior Transactions...................................................34

         6.5      Subsidiaries and Affiliates..........................................................35

         6.6      Financial Statements and Projections.................................................35

         6.7      Capitalization.......................................................................36

         6.8      Solvency.............................................................................36

         6.9      Debt.................................................................................36

         6.10     Distributions........................................................................36

         6.11     Real Estate; Leases..................................................................36

         6.12     Proprietary Rights...................................................................36

         6.13     Trade Names..........................................................................37

         6.14     Litigation...........................................................................37

         6.15     Labor Disputes.......................................................................37

         6.16     Environmental Laws...................................................................37

         6.17     No Violation of Law..................................................................39

         6.18     No Default...........................................................................39

         6.19     ERISA Compliance.....................................................................40

         6.20     Taxes................................................................................41

         6.21     Regulated Entities...................................................................41

         6.22     Use of Proceeds; Margin Regulations..................................................41
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                                TABLE OF CONTENTS
                                   (continued)

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         6.23     No Material Adverse Change...........................................................41

         6.24     Full Disclosure......................................................................41

         6.25     Material Agreements..................................................................42

         6.26     Bank Accounts........................................................................42

         6.27     Governmental Authorization...........................................................42

         6.28     Food and Drug Laws...................................................................42

ARTICLE 7             AFFIRMATIVE AND NEGATIVE COVENANTS...............................................43

         7.1      Taxes and Other Obligations..........................................................43

         7.2      Legal Existence and Good Standing; Name Changes......................................44

         7.3      Compliance with Law and Agreements; Maintenance of Licenses..........................44

         7.4      Maintenance of Property; Inspection of Property......................................44

         7.5      Insurance............................................................................45

         7.6      Insurance and Condemnation Proceeds..................................................46

         7.7      Environmental Laws...................................................................46

         7.8      Food and Drug Laws...................................................................48

         7.9      Compliance with ERISA................................................................49

         7.10     Mergers, Consolidations or Sales.....................................................49

         7.11     Distributions; Capital Change; Restricted Investments................................51

         7.12     Transactions Affecting Collateral or Obligations.....................................52

         7.13     Guaranties...........................................................................52

         7.14     Debt.................................................................................52

         7.15     Prepayment...........................................................................53

         7.16     Transactions with Affiliates.........................................................53

         7.17     Investment Banking and Finder's Fees.................................................53

         7.18     Business Conducted...................................................................53

         7.19     Liens................................................................................53

         7.20     Sale and Leaseback Transactions......................................................54

         7.21     New Subsidiaries.....................................................................54

         7.22     Fiscal Year..........................................................................54

         7.23     Capital Expenditures.................................................................54
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         7.24     Fixed Charge Coverage Ratio; Minimum Availability....................................55

         7.25     Use of Proceeds......................................................................56

         7.26     Further Assurances...................................................................56

ARTICLE 8             CONDITIONS OF LENDING............................................................56

         8.1      Conditions Precedent to Making of Loans on the Closing Date..........................56

         8.2      Conditions Precedent to Each Loan....................................................61

ARTICLE 9             DEFAULT; REMEDIES................................................................62

         9.1      Events of Default....................................................................62

         9.2      Remedies.............................................................................65

ARTICLE 10            TERM AND TERMINATION.............................................................67

         10.1     Term and Termination.................................................................67
ARTICLE 11            AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS.....................67

         11.1     Amendments and Waivers...............................................................67

         11.2     Assignments; Participations..........................................................69

ARTICLE 12            THE AGENT........................................................................71

         12.1     Appointment and Authorization........................................................71

         12.2     Delegation of Duties.................................................................72

         12.3     Liability of Agent...................................................................72

         12.4     Reliance by Agent....................................................................72

         12.5     Notice of Default....................................................................73

         12.6     Credit Decision......................................................................73

         12.7     Indemnification......................................................................73

         12.8     Agent in Individual Capacity.........................................................74

         12.9     Successor Agent......................................................................74

         12.10    Withholding Tax......................................................................75

         12.11    Collateral Matters...................................................................76

         12.12    Restrictions on Actions by Lenders; Sharing of Payments..............................77

         12.13    Agency for Perfection................................................................78

         12.14    Payments by Agent to Lenders.........................................................78
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         12.15    Settlement...........................................................................79

         12.16    Letters of Credit; Intra-Lender Issues...............................................83

         12.17    Concerning the Collateral and the Related Loan Documents.............................85

         12.18    Field Audit and Examination Reports; Disclaimer by Lenders...........................85

         12.19    Relation Among Lenders...............................................................86

         12.20    Additional Agents....................................................................86

ARTICLE 13            MISCELLANEOUS....................................................................86

         13.1     No Waivers; Cumulative Remedies......................................................86

         13.2     Severability.........................................................................87

         13.3     Governing Law; Choice of Forum; Service of Process...................................87

         13.4     Waiver of Jury Trial.................................................................88

         13.5     Survival of Representations and Warranties...........................................88

         13.6     Other Security and Guaranties........................................................88

         13.7     Fees and Expenses....................................................................89

         13.8     Notices..............................................................................89

         13.9     Waiver of Notices....................................................................91

         13.10    Binding Effect.......................................................................91

         13.11    Indemnity of the Agent and the Lenders by the Borrowers..............................91

         13.12    Limitation of Liability..............................................................92

         13.13    Final Agreement......................................................................93

         13.14    Counterparts.........................................................................93

         13.15    Captions.............................................................................93

         13.16    Right of Setoff......................................................................93

         13.17    Confidentiality......................................................................94

         13.18    Conflicts with Other Loan Documents..................................................94

         13.19    The Administrative Borrower..........................................................94

         13.20    Exculpation..........................................................................95
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


                         ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A            DEFINED TERMS

EXHIBIT A          FORM OF REVOLVING LOAN NOTE
EXHIBIT B          FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C          FINANCIAL STATEMENTS
EXHIBIT D          FORM OF NOTICE OF BORROWING
EXHIBIT E          FORM OF NOTICE OF CONTINUATION/CONVERSION
EXHIBIT F          FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT G          FORM OF GUARANTOR JOINDER AGREEMENT
EXHIBIT H          FORM OF INCREASED MAXIMUM REVOLVER AMOUNT ACTIVATION NOTICE
EXHIBIT I          FORM OF NEW LENDER SUPPLEMENT

SCHEDULE 1.1     -  ASSIGNED CONTRACTS (ANNEX A - DEFINED TERMS)
SCHEDULE 1.2     -  LENDERS' COMMITMENTS (ANNEX A - DEFINED TERMS)
SCHEDULE 1.3     -  INVESTMENT GUIDELINES (ANNEX A - DEFINED TERMS)
SCHEDULE 6.3     -  ORGANIZATION AND QUALIFICATIONS
SCHEDULE 6.4     -  CORPORATE NAME; PRIOR TRANSACTIONS
SCHEDULE 6.5     -  SUBSIDIARIES AND AFFILIATES
SCHEDULE 6.7     -  CAPITALIZATION
SCHEDULE 6.9     -  DEBT
SCHEDULE 6.11    -  REAL ESTATE; LEASES
SCHEDULE 6.12    -  PROPRIETARY RIGHTS
SCHEDULE 6.13    -  TRADE NAMES
SCHEDULE 6.14    -  LITIGATION
SCHEDULE 6.15    -  LABOR DISPUTES
SCHEDULE 6.16(a) -  ENVIRONMENTAL LAWS AND COMPLIANCE
SCHEDULE 6.16(c) -  ENVIRONMENTAL LAWS - CONTAMINANTS
SCHEDULE 6.16(f) -  ENVIRONMENTAL LAWS - UNDERGROUND STORAGE
SCHEDULE 6.16(g) -  ENVIRONMENTAL - SPILLS, RELEASES AND DISCHARGES
SCHEDULE 6.16(h) -  ENVIRONMENTAL LAWS - SETTLEMENT AGREEMENTS
SCHEDULE 6.23    -  NO MATERIAL ADVERSE CHANGE
SCHEDULE 6.25    -  MATERIAL AGREEMENTS
SCHEDULE 6.26    -  BANK ACCOUNTS
SCHEDULE 6.28    -  FOOD AND DRUG LAWS

                                CREDIT AGREEMENT

         This Credit Agreement, dated as of December 30, 2002, (this "Agreement") among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A. with an office at 600 Peachtree Street, NE, Fifth Floor, Atlanta, Georgia 30308, as agent for the Lenders (in its capacity as agent, the "Agent"), Andrx Corporation, a Delaware corporation, with offices at 2915 Weston Road, Weston, Florida 33331, (the "Parent Guarantor"), and each of the Parent Guarantor's Subsidiaries identified on the signature pages hereof as Borrowers and each of the Parent Guarantor's other Subsidiaries identified on the signature pages hereof as Guarantors.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Borrowers have requested the Lenders to make available to the Borrowers a revolving line of credit for loans and letters of credit in an amount not to exceed $185,000,000 (which amount may be increased to an aggregate amount not to exceed $200,000,000 in accordance with the terms of this agreement), and which extension of credit the Borrowers will use for the purposes permitted hereunder;

         WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference;

         WHEREAS, the Lenders have agreed to make available to the Borrowers a revolving credit facility upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, the Parent Guarantor and the Borrowers hereby agree as follows.

                                   ARTICLE 1
                           LOANS AND LETTERS OF CREDIT

         1.1 TOTAL FACILITY. Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total senior credit facility of up to $185,000,000 (as such amount may be increased pursuant to SECTION 1.6 by an amount of up to $15,000,000, or as such amount may be decreased pursuant to the last sentence of SECTION 3.2) the "Total Facility") to the Borrowers from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit.

         1.2 REVOLVING LOANS.

                  (a) (i) AMOUNTS. Subject to the satisfaction of the conditions precedent set forth in ARTICLE 8, each Lender severally, but not jointly, agrees, upon the Administrative Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (including, without limitation, pursuant to the terms of this Agreement and subject to the limitations set forth in this Agreement, revolving loans in respect of the Maximum Fixed Assets Loan Amount) (the "Revolving Loans") to the Borrowers in amounts not to exceed such Lender's Pro Rata Share of Excess Availability, except for Non-Ratable Loans and Agent Advances. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If any Borrowing would exceed Excess Availability, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of
         SECTION 1.2(I).


                  (ii) The Borrowers shall execute and deliver to Agent, for the benefit of Lenders, a note to evidence the Revolving Loans. Such note shall be in the principal amount of the Commitments, dated the date hereof and substantially in the form of EXHIBIT A (as modified, amended, restated or replaced from time to time, the "Revolving Loan Note"). The Revolving Loan Note shall represent the joint and several obligation of the Borrowers to pay the amount of each Lender's Pro Rata Share of the Commitments, or, if less, each Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Loans to the Borrowers together with interest thereon as prescribed in SECTION 2.1. The entire unpaid balance of the Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date.

         (b) PROCEDURE FOR BORROWING.

                  (1) Each Borrowing shall be made upon the Administrative Borrower's irrevocable written notice delivered, on behalf of the Borrowers, to the Agent a notice of borrowing in the form attached hereto as EXHIBIT D ("Notice of Borrowing"), which must be received by the Agent prior to (i) 12:00 noon (Atlanta, Georgia time) three (3)

         Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) 11:00 a.m. (Atlanta, Georgia time) on the requested Funding Date, in the case of Base Rate Loans, specifying:

                           (A) the amount of the Borrowing, which in the case of
                  a LIBOR Rate Loan must equal or exceed $5,000,000 (and increments of $1,000,000 in excess of such amount);

                           (B) the requested Funding Date, which must be a
                  Business Day;

                           (C) whether the Revolving Loans requested are to be
                  Base Rate Loans or LIBOR Rate Loans (and if not specified, it shall be deemed a request for a Base Rate Loan); and

                           (D) the duration of the Interest Period for LIBOR
                  Rate Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);

PROVIDED, HOWEVER, that with respect to the Borrowing to be made on the Closing Date, such Borrowings will consist of Base Rate Loans only.

                   (2) In lieu of delivering a Notice of Borrowing, the Administrative Borrower, on behalf of the Borrowers, may give the Agent telephonic notice of such request for advances to the Designated Account on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

                   (3) The Borrowers shall have no right to request a LIBOR Rate Loan while a Default or Event of Default has occurred and is continuing.

         (c) RELIANCE UPON AUTHORITY. Prior to the Closing Date, the Administrative Borrower shall deliver to the Agent, on behalf of the Borrowers, a notice setting forth the account of the Administrative Borrower ("Designated Account") to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested hereunder. The Administrative Borrower may designate a replacement account from time to time by written notice. All such Designated Accounts must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any person's request for Revolving Loans on behalf of the Borrowers, so long as the proceeds thereof are to be transferred to the Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Administrative Borrower to make such requests on its behalf.

         (d) NO LIABILITY. The Agent shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in SECTIONS 1.2(B) and (C), which the Agent believes in good faith to have been given by an officer or other person duly authorized by the Administrative Borrower to request Revolving Loans on its behalf. The crediting of Revolving Loans to the Designated Account conclusively establishes the joint and several obligation of the Borrowers to repay such Revolving Loans as provided herein.

         (e) NOTICE IRREVOCABLE. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to SECTION 1.2(B) shall be irrevocable. The Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

         (f) AGENT'S ELECTION. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Agent shall elect to have the terms of SECTION 1.2(G) or the terms of SECTION 1.2(H) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to SECTION 1.2(H), the terms of SECTION 1.2(G) shall apply to the requested Borrowing.

         (g) MAKING OF REVOLVING LOANS. If Agent elects to have the terms of this SECTION 1.2(G) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Agent shall notify the Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing to the Agent in immediately available funds, to the account from time to time designated by the Agent, not later than 12:00 noon (Atlanta, Georgia time) on the applicable Funding Date. After the Agent's receipt of all proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the Borrowers on the applicable Funding Date by transferring same day funds to the account designated by the Borrower; provided, however, that the amount of Revolving Loans so made on any date shall not exceed the Excess Availability on such date.

         (h) MAKING OF NON-RATABLE LOANS.

                           (A) If Agent elects, with the consent of the Bank, to
                  have the terms of this SECTION 1.2(H) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of that Borrowing available to the Borrowers on the applicable Funding Date by transferring same day funds to Administrative Borrower's Designated Account. Each Revolving Loan made solely by the Bank pursuant to this Section is herein referred to as a "Non-Ratable Loan", and such Revolving Loans are collectively referred to as the "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The Agent shall not request the Bank to make any Non-Ratable Loan if (1) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in ARTICLE 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (2) the requested Borrowing would exceed Excess Availability on that Funding Date.

                           (B) The Non-Ratable Loans shall be secured by the
                  Agent's Liens in and to the Collateral and shall constitute Obligations hereunder.

         (i) AGENT ADVANCES.

                           (A) Subject to the limitations set forth below, the
                  Agent is authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in
                  ARTICLE 8 have not been satisfied, to make Base Rate Loans to the Borrowers on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed $10,000,000, but, together with all other Revolving Loans and Letters of Credit outstanding, not in excess of the Maximum Revolver Amount which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in
                  SECTION 13.7 (any of such advances are herein referred to as "Agent Advances"); PROVIDED, that the Majority Lenders may at any time revoke the Agent's authorization to make Agent Advances and no Agent Advance shall be outstanding for more than ninety (90) days. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof.

                           (B) The Agent Advances shall be secured by the
                  Agent's Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.

         1.3 LETTERS OF CREDIT.

                  (a) AGREEMENT TO ISSUE OR CAUSE TO ISSUE. Subject to the terms and conditions of this Agreement, the Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of the Borrowers one or more commercial/documentary and standby letters of credit (each a "Letter of Credit") and/or (ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to Agent, which Letter of Credit Issuer issues a Letter of Credit for the account of the Borrowers (any such credit support or enhancement being herein referred to as a "Credit Support") from time to time during the term of this Agreement.

                  (b) AMOUNTS; OUTSIDE EXPIRATION DATE. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would exceed Excess Availability at such time; or (iii) such Letter of Credit has an expiration date less than thirty (30) days prior to the Stated Termination Date or more than twelve (12) months from the date of issuance for standby letters of credit and one hundred eighty (180) days for documentary letters of credit. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this SECTION 1.3 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

                  (c) OTHER CONDITIONS. In addition to conditions precedent contained in ARTICLE 8, the obligation of the Agent to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

                           (1) The Administrative Borrower shall have delivered
                  to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer; and

                           (2) As of the date of issuance, no order of any
                  court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                  (d) ISSUANCE OF LETTERS OF CREDIT.

                           (1) REQUEST FOR ISSUANCE. The Borrowers must notify
                  the Agent of a requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date. Such notice, which shall be given by the Administrative Borrower, shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Administrative Borrower shall attach to such notice the proposed form of the Letter of Credit.

                           (2) RESPONSIBILITIES OF THE AGENT; ISSUANCE. As of
                  the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility and Excess Availability. If (i) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would not exceed Excess Availability, the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

                           (3) NO EXTENSIONS OR AMENDMENT. The Agent shall not
                  be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this SECTION 1.3 are met as though a new Letter of Credit were being requested and issued.

                  (e) PAYMENTS PURSUANT TO LETTERS OF CREDIT. The Borrowers agree to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrowers may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Borrowers to the Agent for a Borrowing of a Base Rate Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

                  (f) INDEMNIFICATION; EXONERATION; POWER OF ATTORNEY.

                           (1) INDEMNIFICATION. In addition to amounts payable
                  as elsewhere provided in this SECTION 1.3, the Borrowers agree to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent (other than a Lender in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith, except if such claims, demands, liabilities, damages, losses, costs, charges and expenses are solely as a result of the Agent's gross negligence or willful misconduct. The Borrowers' obligations under this Section shall survive payment of all other Obligations.

                           (2) ASSUMPTION OF RISK BY THE BORROWERS. As among the
                  Borrowers, the Lenders, and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit, except if any losses or costs incurred in connection therewith are solely as a result of the Agent's gross negligence or willful misconduct. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO Governmental Authority or (I) the Letter of Credit Issuer's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this SECTION 1.3(F).

                           (3) EXONERATION. Without limiting the foregoing, no
                  action or omission whatsoever by the Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of the Agent or any Lender to the Borrowers, or relieve any Borrower of any of its obligations hereunder to any such Person.

                           (4) RIGHTS AGAINST LETTER OF CREDIT ISSUER. Nothing
                  contained in this Agreement is intended to limit the Borrowers' rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between any Borrower and the Letter of Credit Issuer.

                           (5) ACCOUNT PARTY. The Borrowers hereby authorize and
                  direct any Letter of Credit Issuer to name any Borrower designated by the Administrative Borrower or the Borrowers, or in the absence of such designation, the Administrative Borrower, as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                  (g) SUPPORTING LETTER OF CREDIT; CASH COLLATERAL. If, notwithstanding the provisions of SECTION 1.3(B) and SECTION 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit or Credit Support then outstanding, either (1) cash collateral pursuant to documentation reasonably acceptable to the Agent, or (2) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent, in either case, in an amount equal to the greater of (x) one hundred five percent (105%) of the aggregate face value of the then extant Letters of Credit), or (y) the maximum amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support. The Agent is entitled to use such cash collateral or draw all amounts under the Supporting Letter of Credit, as applicable, as is necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such cash collateral or Supporting Letter of Credit, as applicable, shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

         1.4 BANK PRODUCTS. The Borrowers may request and the Agent may, in its sole and absolute discretion, arrange for the Borrowers to obtain from the Bank or the Bank's Affiliates Bank Products although the Borrowers are not required to do so. If Bank Products are provided by an Affiliate of the Bank, the Borrowers agree to indemnify and hold the Agent, the Bank and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Agent, the Bank or any of the Lenders which arise from any indemnity given by the Agent to such Affiliate of the Bank related to such Bank Products; PROVIDED, HOWEVER, nothing contained herein is intended to limit the Borrowers' rights, with respect to the Bank or its Affiliates, if any, which arise as a result of the execution of documents by and between the Borrowers and the Bank which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Borrowers acknowledge and agree that the obtaining of Bank Products from the Bank or the Bank's Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank's Affiliates, and (b) is subject to all rules and regulations of the Bank or the Bank's Affiliates.

         1.5 ALL OBLIGATIONS TO CONSTITUTE JOINT AND SEVERAL OBLIGATIONS.

                  (a) All Obligations shall constitute joint and several obligations of the Borrowers and shall be secured by the Agent's Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time hereafter granted by each Borrower to the Agent, the Letter of Credit Issuer and the Lenders, to the extent provided in the Loan Documents under which such Lien arises. Each Borrower expressly represents and acknowledges that it is part of a common enterprise with the other Borrowers and that any financial accommodations by the Agent, the Letter of Credit Issuer and the Lenders to any other Borrower hereunder and under the other Loan Documents are and will be of direct and indirect interest, benefit and advantage to all Borrowers. Each Borrower acknowledges that any Notice of Borrowing, Notice of Continuation/Conversion or other notice or request given by the Administrative Borrower (including the Administrative Borrower) to the Agent, Letter of Credit Issuer or any Lender shall bind all Borrowers, and that any notice given by the Agent or any Lender to any Borrower shall be effective with respect to all Borrowers. Each Borrower acknowledges and agrees that each Borrower shall be liable, on a joint and several basis, for all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any of the Loans or other extensions of credit or have had Letters of Credit issued hereunder or the amount of such Loans received, Letters of Credit issued or the manner in which the Agent, the Letter of Credit Issuer or any of the Lenders accounts among Borrowers for such Loans, Letters of Credit or other extensions of credit on its books and records, and further acknowledges and agrees that Loans to any Borrower inure to the mutual benefit of all of the Borrowers and that the Agent, the Letter of Credit Issuer and the Lenders are relying on the joint and several liability of the Borrowers in extending the Loans and other financial accommodations hereunder.

Each Borrower shall be entitled to subrogation and contribution rights from and against the other Borrowers to the extent any Borrower is required to pay to the Lenders or the Letter of Credit Issuer any amount in excess of the Loans advanced directly to, or other Obligations incurred directly by, such Borrower or as otherwise available under Applicable Law; PROVIDED, HOWEVER, that such subrogation and contribution rights are and shall be subject to the terms and conditions of this SECTION 1.5.

         (b) It is the intent of the Borrowers, the Agent, and the Lenders and any other Person holding any of the Obligations that each Borrower's maximum obligations hereunder (such Borrower's "MAXIMUM BORROWER LIABILITY") in any case or proceeding referred to below (but only in such a case or proceeding) shall not be in excess of:

                  (i) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code on or within one (1) year from the date on which any of the Obligations of such Borrower are incurred, the maximum amount that would not otherwise cause the Obligations of such Borrower hereunder (or any other Obligations of such Borrower to the Agent, the Letter of Credit Issuer, the Lenders and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under (A) Section 548 of the Bankruptcy Code or
         (B) any state
         fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

         (ii) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code subsequent to one (1) year from the date on which any of the Obligations of such Borrower are incurred, the maximum amount that would not otherwise cause the Obligations of such Borrower hereunder (or any other Obligations of such Borrower to the Agent, the Letter of Credit Issuer, the Lenders and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

         (iii) in a case or proceeding commenced by or against such Borrower under any law, statute or regulation other than the Bankruptcy Code relating to dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, reorganization or similar debtor relief from time to time in effect affecting the rights of creditors generally (collectively, "OTHER DEBTOR RELIEF LAW"), the maximum amount that would not otherwise cause the Obligations of such Borrower hereunder (or any other Obligations of such Borrower to the Agent, the Letter of Credit Issuer and the Lenders and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under such Other Debtor Relief Law, including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding. (The substantive state or federal laws under which the possible avoidance or unenforceability of the Obligations of any Borrower hereunder (or any other Obligations of such Borrower to the Agent, the Letter of Credit Issuer, the Lenders and any other Person holding any of the Obligations) shall be determined in any such case or proceeding shall hereinafter be referred to as the "AVOIDANCE PROVISIONS").

Notwithstanding the foregoing, no provision of this SECTION 1.5(B) shall limit any Borrower's liability for loans advanced directly or indirectly to it under this Agreement.

         (c) To the extent set forth in SECTION 1.5(B) hereof, but only to the extent that the Obligations of any Borrower hereunder, or the transfers made by such Borrower under any Loan Document, would otherwise be subject to avoidance under any Avoidance Provisions if such Borrower is not deemed to have received valuable consideration, fair value, fair consideration or reasonably equivalent value for such transfers or obligations, or if such transfers or obligations of any Borrower hereunder would render such Borrower insolvent, or leave such Borrower with an unreasonably small capital or unreasonably small assets to conduct its business, or cause such Borrower to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the obligations of such Borrower are deemed to have been incurred and transfers made under such Avoidance Provisions, then the obligations of such Borrower hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Obligations of such Borrower hereunder (or any other Obligations of such Borrower to the Agent, the Letter of Credit Issuer, the Lenders or any other Person holding any of the Obligations), as so reduced, to be subject to avoidance under such Avoidance Provisions. This
SECTION 1.5(C) is intended solely to preserve the rights hereunder of the Agent, the Letter of Credit Issuer, the Lenders and any other Person holding any of the Obligations to the maximum extent that would not cause the obligations of the Borrowers hereunder to be subject to avoidance under any Avoidance Provisions, and none of the Borrowers nor any other Person shall have any right, defense, offset, or claim under this SECTION 1.5(C) as against the Agent, the Letter of Credit Issuer, the Lenders or any other Person holding any of the Obligations that would not otherwise be available to such Person under the Avoidance Provisions.

         (d) Each Borrower agrees that the Obligations may at any time and from time to time exceed the Maximum Borrower Liability of such Borrower, and may exceed the aggregate Maximum Borrower Liability of all Borrowers hereunder, without impairing this Agreement or any provision contained herein or affecting the rights and remedies of the Lenders, the Letter of Credit Issuer or the Agent hereunder.

         (e) In the event any Borrower (a "FUNDING BORROWER") shall make any payment or payments under this Agreement or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations hereunder, each other Borrower (each, a "CONTRIBUTING BORROWER") shall contribute to such Funding Borrower an amount equal to such payment or payments made, or losses suffered, by such Funding Borrower determined as of the date on which such payment or loss was made multiplied by the ratio of (i) the Maximum Borrower Liability of such Contributing Borrower (without giving effect to any right to receive any contribution or other obligation to make any contribution hereunder), to (ii) the aggregate Maximum Borrower Liability of all Borrowers (including the Funding Borrowers) hereunder (without giving effect to any right to receive, or obligation to make, any contribution hereunder). Nothing in this
SECTION 1.5(E) shall affect any Borrower's joint and several liability to the Agent, the Letter of Credit Issuer and the Lenders for the entire amount of its Obligations. Each Borrower covenants and agrees that its right to receive any contribution hereunder from a Contributing Borrower shall be subordinate and junior in right of payment to all obligations of the Borrowers to the Agent, the Letter of Credit Issuer and the Lenders hereunder.

         (f) No Borrower will exercise any rights that it may acquire by way of subrogation hereunder or under any other Loan Document or at law by any payment made hereunder or otherwise, nor shall any Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower in respect of payments made by such Borrower hereunder or under any other Loan Document, until all amounts owing to the Agent, the Letter of Credit Issuer and the Lenders on account of the Obligations are paid in full in cash (or, with respect to Letters of Credit, are either cash collateralized or supported by a Letter of Credit in accordance with the provisions of SECTION 1.3(G) of this Agreement) and the Commitments are terminated. If any amounts shall be paid to any Borrower on account of such subrogation or contribution rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Borrower in trust for the Agent, the Letter of Credit Issuer and the Lenders, segregated from other funds of such Borrower, and shall, forthwith upon receipt by such Borrower, be turned over to the Agent in the exact form received by such Borrower (duly endorsed by such Borrower to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, as provided for herein.

         1.6 INCREASED MAXIMUM REVOLVER AMOUNT.

                  (a) The Borrowers, the Guarantors, the Agent and any one or more Lenders (including New Lenders) may, but shall not be required, on any date from the Closing Date to the Stated Termination Date, agree that such Lenders shall make or increase the amount of their Commitment by executing an Increased Maximum Revolver Amount Activation Notice specifying (i) the amount of such increase in the Maximum Revolver Amount, (ii) the amount of each such Lender's Commitment or increase in its Commitment, and (iii) the Increased Maximum Revolver Amount Closing Date which date shall be determined by the Agent; PROVIDED, HOWEVER, that increases in the Maximum Revolver Amount pursuant to this SECTION 1.6 shall not exceed $15,000,000 in the aggregate; PROVIDED FURTHER, HOWEVER, that no Lender shall have any obligation to participate in any increase described in this SECTION 1.6 unless it agrees to do so in its sole discretion; PROVIDED FURTHER, HOWEVER, that any such increase in the Maximum Revolver Amount shall be subject to (A) the Agent's consent (which consent will not be unreasonably withheld), (B) the Borrowers' and the Guarantors' consent,
(C) the absence of the existence of any Default or Event of Default and (D) the Agent's receipt of a replacement Revolving Loan Note in the aggregate amount of the Commitments. If there are Revolving Loans outstanding on an Increased Maximum Revolver Amount Closing Date, each Lender issuing a commitment under this SECTION 1.6(A), shall settle with the other Lenders in accordance with
SECTION 12.15(A) (VII) on such date.

                  (b) Any bank, financial institution or other entity which, with the consent of the Borrowers (which consent will not be unreasonably withheld) and the Agent, elects to become a "Lender" under this Agreement in connection with any transaction described in Section 1.6(a) hereof must be an "Eligible Assignee" and must execute a New Lender Supplement substantially in the form of Exhibit I (each, a "New Lender Supplement"), whereupon such bank, financial institution or other entity (a "New Lender") shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

                                   ARTICLE 2
                                INTEREST AND FEES

         2.1 INTEREST.

                  (a) INTEREST RATES. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate PLUS the Applicable Margins as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the Administrative Borrower, on behalf of the Borrowers, has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                           (i) For all Base Rate Loans and other Obligations
                  (other than LIBOR Rate Loans), at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

                           (ii) For all LIBOR Rate Loans, at a per annum rate
                  equal to the LIBOR Rate PLUS the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest accrued on all Base Rate Loans in arrears on the first day of each month hereafter and on the Termination Date. The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest on all LIBOR Rate Loans in arrears on each LIBOR Interest Payment Date.

                  (b) DEFAULT RATE. If any Default or Event of Default has occured and is continuing and the Agent or the Majority Lenders in their discretion so elect, then, while any such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

         2.2 CONTINUATION AND CONVERSION ELECTIONS.

                  (a) The Borrowers may:

                           (i) elect, as of any Business Day, in the case of
                  Base Rate Loans to convert any Base Rate Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

                           (ii) elect, as of the last day of the applicable
                  Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

PROVIDED, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans; PROVIDED FURTHER that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

                  (b) The Administrative Borrower, on behalf of the Borrowers, shall deliver a notice of continuation/conversion in the form attached hereto as EXHIBIT E ("Notice of Continuation/Conversion") to the Agent not later than 12:00 noon (Atlanta, Georgia time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                           (i) the proposed Continuation/Conversion Date;

                           (ii) the aggregate amount of Loans to be converted or
                  renewed;

                           (iii) the type of Loans resulting from the proposed
                  conversion or continuation; and

                           (iv) the duration of the requested Interest Period,
                  PROVIDED, HOWEVER, the Borrowers may not select an Interest Period that ends after the Stated Termination Date.

                  (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrowers have failed to continue the applicable LIBOR Rate Loans or if any Default or Event of Default has occurred and is continuing, the Borrowers shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans held by each Lender with respect to which the notice was given.

                  (e) There may not be more than seven (7) different LIBOR Rate Loans in effect hereunder at any time.

         2.3 MAXIMUM INTEREST RATE. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this SECTION 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of
(i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrowers such excess.

         2.4 CLOSING FEE. The Borrowers agree to pay the Agent on the Closing Date a closing fee (the "Closing Fee") as set forth in the fee letter dated as of the Closing Date, between the Agent and the Borrowers.

         2.5 UNUSED LINE FEE. On the first day of each month and on the Termination Date, the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Unused Line Fee") equal to (a) if the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit during the calculation period is equal to or less than fifty percent (50%) of the Maximum Revolver Amount, three-fourths of one percent (0.75%) per annum or (b) if the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit during the calculation period is greater than fifty percent (50%) of the Maximum Revolver Amount, one-half of one percent (0.50%) per annum, in each case under clause (a) or (b), times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Agent shall be deemed to be credited to the Borrowers' Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this SECTION
2.5. Notwithstanding the foregoing, until the earlier of the date the North Carolina Real Estate Collateral Conditions have been satisfied or March 28, 2003, for purposes of calculating the Unused Line Fee, the Maximum Revolver Amount shall be reduced by $14,000,000.

         2.6 LETTER OF CREDIT FEE. The Borrowers agree to pay, for each Letter of Credit, (a) to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, a fee (the "Letter of Credit Fee") equal to a per annum rate in the amount of (i) if there are Loans outstanding hereunder, the Applicable Margin for LIBOR Rate Loans then in effect or (ii) if there are no Loans outstanding hereunder, one and one quarter of one percent (1.25%), (b) to Agent for the benefit of the Letter of Credit Issuer, a fronting fee of (i) if there are Loans outstanding hereunder, one-half of one percent (0.50%) per annum of the undrawn face amount of each Letter of Credit or (ii) if there are no Loans outstanding hereunder, one quarter of one percent (0.25%) per annum of the undrawn face amount of each Letter of Credit, and (c) to the Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, extension of, or amendment to any Letter of Credit, which costs, fees and expenses shall include any additional "fronting fee" charged by the Letter of Credit Issuer. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                                   ARTICLE 3
                            PAYMENTS AND PREPAYMENTS

         3.1 REVOLVING LOANS. The Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, upon demand the Borrowers shall pay to the Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceeds the lesser of the Borrowing Base or the Maximum

Revolver Amount, in each case, less Reserves other than Reserves deducted in the calculation of the Borrowing Base.

         3.2 TERMINATION OF FACILITY. The Borrowers may terminate this Agreement upon at least ten (10)-Business Days' notice to the Agent and the Lenders, upon
(a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and (i) the cancellation and return of Letters of Credit then outstanding or (ii) the deposit of cash collateral or the delivery of a Supporting Letter of Credit in accordance with the provisions of SECTION 1.3(G), (b) the payment of the early termination fee set forth below, (c) the payment in full in cash of all reimbursable expenses and other Obligations, and
(d) with respect to any LIBOR Rate Loans prepaid, payment of the amounts due under SECTION 4.4, if any. If this Agreement is terminated at any time prior to the First Anniversary of the Closing Date, whether pursuant to this Section or pursuant to SECTION 9.2, the Borrowers shall pay to the Agent, for the account of the Lenders, an early termination fee in an amount equal to $1,500,000; provided, however, that no such early termination fee shall be due and payable if the Borrowers elect to terminate this Agreement within one hundred twenty
(120) days of the date the Majority Lenders have elected not to permit (I) any acquisition that is not otherwise a Permitted Acquisition so long as consent for such acquisition was requested by the Borrower Parties in good faith and not as a means to avoid such early termination fee as determined by the Agent in its reasonable judgment or (II) any request for subordinated Debt under Section 7.14 so long as such consent for such Debt was requested by the Borrower Parties in good faith and not as a means to avoid such early termination fee as determined by the Agent in its reasonable judgment. Notwithstanding the foregoing, (i) if the Borrowers refinance the Obligations hereunder from the proceeds of a financing from (or arranged by) an Affiliate or division of the Bank, the Borrowers shall not be required to pay to the Agent or the Lenders such early termination fee and (ii) without payment of a early termination premium or any amount under SECTION 4.4, the Borrowers may, upon ten (10) Business Day's written notice to the Agent and the Lenders, elect to eliminate the Maximum Fixed Assets Loan Amount portion of the Borrowing Base so long as (x) (A) with respect to any refinancing of the Fixed Assets Loan Amount in connection with an alternative fixed assets financing under SECTION 7.14(E), the proceeds (less reasonable closing costs) from such refinancing are deposited in a Payment Account or (B) in connection with any other elimination of the Maximum Fixed Assets Loan Amount, the amount, if any, by which the outstanding principal amount of the Loans and Letters of Credit exceeds the Borrowing Base, after giving effect to such termination of the Maximum Fixed Assets Loan Amount, is deposited into a Payment Account. In connection with any such elimination of the Maximum Fixed Assets Loan Amount, upon ten (10) Business Days prior written notice (which notice may be concurrent with the notice referred to in the immediately preceding sentence of this SECTION 3.2) the Borrowers may elect to permanently reduce the Total Facility, the Commitments and the Maximum Revolver Amount by an amount up to $50,000,000.

         3.3 LIBOR RATE LOAN PREPAYMENTS. In connection with any prepayment, if any LIBOR Rate Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Lenders the amounts described in SECTION 4.4.

         3.4 PAYMENTS BY THE BORROWERS.

         (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Atlanta, Georgia time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

         (b) Subject to the provisions set forth in the definition of "Interest Period", whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         3.5 PAYMENTS AS REVOLVING LOANS. At the election of the Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder, may be paid from the proceeds of Revolving Loans made hereunder. The Borrowers hereby irrevocably authorize the Agent to charge the Loan Account for the purpose of paying all amounts from time to time due hereunder and agree that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances).

         3.6 APPORTIONMENT, APPLICATION AND REVERSAL OF PAYMENTS. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans held by each Lender and to which such payments relate) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Agent and the Letter of Credit Issuer. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, FIRST, to pay any fees, indemnities or expense reimbursements then due to the Agent from the Borrowers; SECOND, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers; THIRD, to pay interest due in respect of all Loans, including Non-Ratable Loans and Agent Advances; FOURTH, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; FIFTH, pro rata, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit and to pay an amount to the Agent equal to all outstanding Letter of Credit Obligations to be held as cash collateral for such Obligations; SIXTH to the payment of any other Obligation including any amounts relating to Bank Products due to the Agent or any Lender by the Borrowers; and SEVENTH upon request by the Borrowers, to the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrowers shall pay LIBOR breakage losses in accordance with SECTION 4.4. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

         3.7 INDEMNITY FOR RETURNED PAYMENTS. If, after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, the Bank or any Affiliate of the Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrowers shall be liable to pay to the Agent and the Lenders, and each Borrower hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this SECTION 3.7 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this SECTION 3.7 shall survive the termination of this Agreement.

         3.8 AGENT'S AND LENDERS' BOOKS AND RECORDS; MONTHLY STATEMENTS. The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Failure by the Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Loans or the Letters of Credit. The Borrowers agree that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Administrative Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in SECTION 3.6 and corrections of errors discovered by or acknowledged and agreed to by the Agent), unless the Administrative Borrower, on behalf of the Borrowers, notifies the Agent in writing to the contrary within thirty-five (35) days after such statement is rendered in accordance with Section 13.8 (provided that no such statement shall be required to be provided to Broad and Cassel as otherwise would be required under SECTION 13.8). In the event a timely written notice of objections is given by the Administrative Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

                                   ARTICLE 4
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.1 TAXES.

                  (a) Any and all payments by the Borrowers to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrowers shall pay all Other Taxes.

                  (b) Each Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date such Lender or the Agent makes written demand therefor.

                  (c) If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                           (i) the sum payable shall be increased as necessary
                  so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                           (ii) the Borrowers shall make such deductions and
                  withholdings;

                           (iii) the Borrowers shall pay the full amount
                  deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           (iv) the Borrowers shall also pay to each Lender or
                  the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) At the Agent's request, within thirty (30) days after the date of any payment by any Borrower of Taxes or Other Taxes, such Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                  (e) If the Borrowers are required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

         4.2 ILLEGALITY.

                  (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by that Lender to the Administrative Borrower through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until that Lender notifies the Agent and the Administrative Borrower that the circumstances giving rise to such determination no longer exist.

                  (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon receipt by the Administrative Borrower of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Rate Loans. For the avoidance of doubt it is understood and agreed that no amount under SECTION 4.4 shall be due in connection with such prepayment. If the Borrowers are required to so prepay any LIBOR Rate Loans, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

         4.3 INCREASED COSTS AND REDUCTION OF RETURN.

                  (a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or
(ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers, within ten (10) Business Days of receipt by the Administrative Borrower of written notice from such Lender of such a Lender's determination (with a copy of such notice to be sent to the Agent), shall be liable for, and shall pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                  (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, within ten (10) Business Days of receipt by the Administrative Borrower of notice from such Lender of such a Lender's determination (with a copy of such notice to be sent to the Agent), the Borrowers shall pay to such Lender additional amounts sufficient to compensate such Lender for such increase.

         4.4 FUNDING LOSSES. Except as specifically set forth in the last sentence of SECTION 3.2 and in SECTION 4.2(B), the Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

                  (a) the failure of the Borrowers to make on a timely basis any payment of principal of any LIBOR Rate Loan;

                  (b) the failure of the Borrowers to borrow or continue a LIBOR Rate Loan or convert a Base Rate Loan into a LIBOR Rate Loan after the Administrative Borrower has given (or are deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

                  (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loans on a day that is not the last day of the relevant Interest Period;

including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by any Lender in connection with the foregoing. If a mandatory prepayment is required on any day that, after payment of all Base Rate Loans outstanding on such date, prepayment of LIBOR Rate Loans would result in charges under this SECTION 4.4, so long as no Default or Event of Default has occurred and is continuing, to the extent there is Excess Availability hereunder in the amount of such mandatory prepayment, no breakage costs under this SECTION 4.4 shall be due from the Borrowers.

         4.5 INABILITY TO DETERMINE RATES. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Borrowing or Notice of Continuation/ Conversion then submitted by the Administrative Borrower, on behalf of the Borrowers. If the Borrowers do not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Administrative Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

         4.6 CERTIFICATES OF AGENT. If any Lender claims reimbursement or compensation under this Article 4, Agent shall determine the amount thereof and shall deliver to the Borrowers (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be deemed presumptively correct absent manifest error.

         4.7 SURVIVAL. The agreements and obligations of the Borrowers in this
Article 4 shall survive the payment of all other Obligations.

                                   ARTICLE 5
                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

         5.1 BOOKS AND RECORDS. The Parent Guarantor and each Subsidiary shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions and such books, records and accounts on a consolidated basis shall be prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to SECTION 5.2(A). The Parent Guarantor on a consolidated basis shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Borrower Party shall maintain at all times books and records pertaining to the Collateral consistent with the Parent Guarantor's and the Subsidiaries' current accounting practices or in such detail, form and scope as the Agent or any Lender shall reasonably require (taking into consideration the ability of the Borrower Parties to produce such information, the cost involved and the time required to produce such information), including, but not limited to, records of
(a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

         5.2 FINANCIAL INFORMATION. The Borrower Parties shall promptly furnish to each Lender, all such financial information as the Agent shall reasonably request (taking into consideration the ability of the Borrower Parties to produce such information, the cost involved and the time required to maintain such information). Without limiting the foregoing, the Administrative Borrower will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender (and the Agent shall deliver such copies to such Lenders), in such detail as the Agent or the Lenders shall reasonably request, the following:

                  (a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, (i) consolidated audited balance sheets as at the end of each Fiscal Year, and consolidated audited income statements, statements of cash flows and changes in consolidated stockholders' equity for the Parent Guarantor for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the consolidated financial position and the consolidated results of operations of the Parent Guarantor as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP and (ii) consolidating unaudited balance sheets, as at the end of each Fiscal Year, and consolidating unaudited income statements for the Parent Guarantor and each Subsidiary, prepared in accordance with the Parent Guarantor's and each Subsidiary's current accounting practices, but in any event reconciling to the consolidated statements referred to in clause (i) of this SECTION 5.2(A). The consolidated annual statements shall be audited in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of independent certified public accountants selected by the audit committee of the board of directors of the Parent Guarantor and reasonably satisfactory to the Agent. The Parent Guarantor, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Agent and the Lenders. The Borrower Parties hereby authorize the Agent to communicate directly with their certified public accountants and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to the Parent Guarantor and the Subsidiaries and to discuss directly with the Agent the finances and affairs of the Parent Guarantor and the Subsidiaries.

                  (b) As soon as available, but in any event not later than forty-five (45) days after the end of each Fiscal Quarter, (i) with respect to the Fiscal Quarters ended March 31, June 30 and September 30, the Parent Guarantor's Form 10-Q financial statements filed with the Securities and Exchange Commission as at the end of and for such Fiscal Quarter and (ii) with respect to the Fiscal Year ended December 31, the consolidated unaudited balance sheets of the Parent Guarantor as at the end of such Fiscal Quarter, and consolidated unaudited income statements and statements of cash flows for the Parent Guarantor for the Fiscal Year then ended, in each case under clauses (i) and (ii) above, in reasonable detail, fairly presenting the consolidated financial position and results of operations of the Parent Guarantor as at the date thereof and for such period, and, in comparable form, figures for the corresponding period in the prior Fiscal Year, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to SECTION 5.2(A). In addition, as soon as available, but in any event not later than forty-five (45) days after the end of each Fiscal Quarter, the Administrative Borrower shall provide such financial statements on a consolidating basis prepared in accordance with the Parent Guarantor's and each Subsidiary's current accounting practices, but in any event reconciling to the consolidated statements referred to in this SECTION 5.2(B). The Parent Guarantor shall certify by a certificate signed by its president, chief financial officer or an executive vice president thereof that all such consolidated statements referred to in the first sentence of this SECTION 5.2(B) have been prepared in accordance with GAAP and present fairly the Parent Guarantor's consolidated financial position as at the dates thereof and its consolidated results of operations for the periods then ended, subject to normal year-end adjustments and such consolidating statements referred to in the second sentence of this SECTION 5.2(B) were prepared in accordance with the Parent Guarantor's and each Subsidiary's current accounting practices, but in any event, reconciling to the consolidated statements referred to in this SECTION 5.2(B).

                  (c) As soon as available, but in any event not later than thirty (30) days after the end of each month (or forty-five (45) days with respect to each month end corresponding with a Fiscal Quarter end), consolidated unaudited balance sheets of the Parent Guarantor as at the end of such month, and consolidated unaudited income statements and statements of cash flows for the Parent Guarantor for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the consolidated financial position and results of operations of the Parent Guarantor as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to SECTION 5.2(A). The Parent Guarantor shall certify by a certificate signed by its president, chief financial officer or an executive vice president thereof that all such statements have been prepared in accordance with GAAP and present fairly the Parent Guarantor's consolidated financial position as at the dates thereof and its consolidated results of operations for the periods then ended, subject to normal year-end and, except with respect to periods ended March 31, June 30, September 30 and December 31, quarter-end adjustments.

                  (d) With each of the audited Financial Statements delivered pursuant to SECTION 5.2(A), a certificate of the independent certified public accountants that audited such statements to the effect that they have reviewed and are familiar with this Agreement and that, in auditing such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

                  (e) With each of the annual audited Financial Statements delivered pursuant to SECTION 5.2(A), a certificate of the president, chief financial officer or an executive vice president of the Parent Guarantor setting forth in reasonable detail the calculations required to establish that the Borrower Parties were in compliance with the covenants set forth in SECTIONS
7.23 and 7.24 during the period covered in such Financial Statements and as at the end thereof. Within thirty (30) days after the end of each Fiscal Month (other than a Fiscal Month end corresponding with a Fiscal Quarter end) and within forty-five (45) days after the end of each Fiscal Quarter (after making all quarter end adjustments), a certificate of the president, chief financial officer or an executive vice president of the Parent Guarantor setting forth in reasonable detail (i) the amount of all Capital Expenditures for the Fiscal Year to date and (ii) the calculations required to establish that the Borrower Parties were in compliance with the covenant set forth in SECTION 7.24 during the period covered in such Financial Statements and as at the end thereof. Within thirty (30) days after the end of each Fiscal Month with respect to items
(A) through (C) of this sentence and within forty-five (45) days after the end of each Fiscal Quarter with respect to items (A) through (D) of this sentence, a certificate of the president, chief financial officer or an executive vice president of the Parent Guarantor stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrower Parties contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) the Borrower Parties are, at the date of such certificate, in compliance with all of their respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month, and (D) the Management's Discussion and Analysis contained in the Form 10-Q for such Fiscal Quarter filed with the SEC complies in all material respects with the requirements of the SEC for that disclosure and does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading in any material respect. If such certificate discloses that a representation or warranty is not correct or complete in all material respects, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrower Parties have taken or propose to take with respect thereto.

                  (f) Within ten (10) Business Days after approval by the Parent Guarantor's board of directors, but in any event not later than the date sixty
(60) days following the first day of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating balance sheets, income statements and cash flow statements) for the Parent Guarantor and its Subsidiaries as at the end of and for each month of such Fiscal Year.

                  (g) Promptly, and in any event within three (3) Business Days, after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of any Borrower Party.

                  (h) Promptly, and in any event within three (3) Business Days, upon the filing thereof, copies of all periodic reports, if any, to or other documents filed by the Parent Guarantor or any of its Subsidiaries with the SEC under the Exchange Act, and all reports, notices, or statements sent or received by the Parent Guarantor or any of its Subsidiaries to or from the holders of any equity interests of the Parent Guarantor (other than routine non-material correspondence sent by shareholders of the Parent Guarantor to the Parent Guarantor and filings with the SEC by any shareholder of the Parent Guarantor pursuant to Section 13(d) or 16(a) of the Exchange Act) or any such Subsidiary or of any Debt of the Parent Guarantor or any of its Subsidiaries registered under the Securities Act of 1933, as in effect from time to time, or to or from the trustee under any indenture under which the same is issued.

                  (i) As soon as available, but in any event not later than fifteen (15) days after any Borrower Party's receipt thereof, a copy of all management reports and management letters prepared for such Borrower Party by any independent certified public accountants of the Borrower Parties.

                  (j) Immediately upon filing with the SEC, copies of any and all proxy statements, financial statements, and reports which the Parent Guarantor makes available to its shareholders. Unless the Agent or any Lender requests paper copies of such documents, such documents may be delivered to the Agent and the Lenders via electronic mail at the e-mail address set forth in
SECTION 13.8. The Agent shall have no duty to maintain copies of any such documents.

                  (k) If requested by the Agent, promptly, and in any event within three (3) Business Days, after filing with the IRS, a copy of each tax return filed by the Parent Guarantor or by any Subsidiary.

                  (l) Not less than thirty (30) days after the First Anniversary Date and each subsequent Anniversary Date thereafter, a certificate regarding the Parent Guarantor's and the Subsidiaries' compliance in all material respects with Food and Drug Laws, together with such other information regarding the Parent Guarantor's and the Subsidiaries' compliance with Food and Drug Laws as the Agent shall reasonably request.

                  (m) On or before the date fifteen (15) months following the Closing Date, the Parent Guarantor shall deliver to the Agent evidence reasonably satisfactory to the Agent that the Borrower Parties have used their commercially reasonable efforts to complete the corrective actions recommended in Section 6 of the phase 1 environmental report dated November 27, 2002 prepared by PBS&J for the Real Estate Collateral located at 4955 Orange Drive, Davie, Florida.

                  (n) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Parent Guarantor or any Subsidiary.

         5.3 NOTICES TO THE LENDERS. The Administrative Borrower shall notify the Agent and the Lenders in writing of the following matters at the following times:

                  (a) Immediately after becoming aware of any Default or Event of Default;

                  (b) Immediately after becoming aware of the assertion by the holder of any capital stock of the Parent Guarantor or of any Subsidiary or the holder of any Debt of the Parent Guarantor or any Subsidiary in an amount outstanding in excess of $5,000,000 that a default exists with respect thereto or that the Parent Guarantor or such Subsidiary is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

                  (c) Immediately after becoming aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

                  (d) Immediately after any settlement offer is made by the Parent Guarantor or any Subsidiary in an amount that would, if consummated, result in an Event of Default hereunder;

                  (e) Immediately after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect or which involves the same matters that are the subject of the Class Action Litigation or matters related thereto;

                  (f) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Parent Guarantor or any Subsidiary in a manner which could reasonably be expected to have a Material Adverse Effect;

                  (g) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Parent Guarantor or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;

                  (h) Immediately after receipt of any notice of any violation by the Parent Guarantor or any Subsidiary of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that the Parent Guarantor or any Subsidiary is not in compliance with any Environmental Law or is investigating the Parent Guarantor's or such Subsidiary's compliance therewith which could reasonably be expected to have a Material Adverse Effect;

                  (i) Immediately after receipt of any written notice that the Parent Guarantor or any Subsidiary is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Parent Guarantor or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $2,000,000;

                  (j) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of the Parent Guarantor or any Subsidiary that is included in the Borrowing Base or against any other property to the extent the liability with respect thereto is in excess of $5,000,000;

                  (k) Any change in the Parent Guarantor's or any Subsidiary's name as it appears in the state of its incorporation or other organization, state of incorporation or organization, type of entity, organizational identification number, locations of Collateral, or form of organization, trade names under which such Person will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

                  (l) Within ten (10) Business Days after any Borrower Party or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

                  (m) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3)

Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by any Borrower Party or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan by either a Borrower Party or any ERISA Affiliate;

                  (n) Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by any Borrower Party or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

                  (o) Within three (3) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase any of the Parent Guarantor's or any Subsidiary's annual costs with respect thereto by an amount in excess of $3,000,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower Party or any ERISA Affiliate was not previously contributing; or (ii) any failure by any Borrower Party or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; or

                  (p) Within three (3) Business Days after any Borrower Party or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated;
(ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan.

         Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Parent Guarantor, any Subsidiary or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

         5.4 COLLATERAL REPORTING. Each Accounts Receivable Borrower, Inventory Borrower and other Borrower, a portion of whose assets are included in the Borrowing Base, shall provide the Agent with the following documents at the following times in form satisfactory to the Agent: (a) within fifteen (15) days after the end of each month (for such month), or more frequently if reasonably requested by the Agent, a Borrowing Base Certificate; (b) within fifteen (15) days after the end of each month (for such month), or more frequently if reasonably requested by the Agent, an aging of each

Accounts Receivable Borrower's Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base and to such Borrower's general ledger; (c) within thirty (30) days after the end of each month (for such month), or more frequently if requested by the Agent, a listing of each Accounts Receivable Borrower's and Inventory Borrower's accounts payable; (d) within fifteen (15) days after the end of each month (for such month), or more frequently if requested by the Agent, a detailed calculation of Eligible Accounts and Eligible Inventory; (e) within fifteen (15) days after the end of each month (for such month), or more frequently if reasonably requested by the Agent, Inventory reports of each Inventory Borrower by category and facility location, together with a reconciliation to the detailed calculation of the Borrowing Base and to such Borrower's general ledger; (f) upon reasonable request, copies of invoices in connection with each Accounts Receivable Borrower's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with such Borrower's Accounts, provided that so long as no Default or Event of Default has occurred and is continuing and Excess Availability is at least $5,000,000, the Agent shall limit any such request under this clause (f) to a sampling of each of the items referred to in this clause (f) rather than all of each of such items; (g) copies of invoices for each Inventory Borrower's Inventory; (h) such other reports as to the Collateral of such Borrower as the Agent shall reasonably request from time to time; and (i) with the delivery of each of the foregoing, a certificate of the Administrative Borrower executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. The Parent Guarantor shall provide the Agent with the following documents at the following times in form satisfactory to the Agent: (i) upon reasonable request, a statement of the balance of each intercompany account; (ii) such other reports as to the Collateral of each Borrower Party as the Agent shall reasonably request from time to time; and (iii) with the delivery of each of the foregoing, a certificate of the Parent Guarantor executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any of the Borrower Parties' records or reports of the Collateral are prepared by an accounting service or other agent, each Borrower Party hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.

                                   ARTICLE 6
                     GENERAL WARRANTIES AND REPRESENTATIONS

         Each Borrower Party warrants and represents to the Agent and the Lenders that, except as hereafter disclosed to and accepted by the Agent and the Majority Lenders in writing:

         6.1 AUTHORIZATION, VALIDITY, AND ENFORCEABILITY OF THIS AGREEMENT AND THE LOAN DOCUMENTS. Each Borrower Party has the power and authority to execute, deliver and perform the Loan Documents to which it is a party and to grant to the Agent Liens upon and security interests in the Collateral with respect to which it has rights, title or ownership and each Borrower has the authority to incur the Obligations. Each Borrower

Party has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of the Loan Documents to which it is a party. The Loan Documents to which it is a party have been duly executed and delivered by each Borrower Party, and constitute the legal, valid and binding obligations of such Borrower Party, enforceable against it in accordance with their respective terms, subject, as to the enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction, and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of any Borrower Party). Each Borrower Party's execution, delivery, and performance of the Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of the Parent Guarantor or any Subsidiary, by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which the Parent Guarantor or such Subsidiary is a party or which is binding upon it, (b) any Requirement of Law applicable to the Parent Guarantor or such Subsidiary, or (c) the certificate or articles of incorporation or bylaws or the limited liability company operating agreement or limited partnership agreement of such Borrower Party.

         6.2 VALIDITY AND PRIORITY OF SECURITY INTEREST. The provisions of this Agreement, the Mortgages, and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for those Liens identified in clauses (c), (d), (e), (g) and
(h) of the definition of Permitted Liens and real property ad valorem taxes to the extent they are Permitted Liens under clause (a) of the definition thereof, securing all the Obligations, and enforceable against the Borrower Parties and all third parties.

         6.3 ORGANIZATION AND QUALIFICATION. Each of the Parent Guarantor and each Borrower (a) is duly organized or incorporated and validly existing in good standing under the laws of the state of its organization or incorporation, (b) is qualified to do business and is in good standing in the jurisdictions set forth on SCHEDULE 6.3, which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business, except for any jurisdiction in which the failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and to own its property.

         6.4 CORPORATE NAME; PRIOR TRANSACTIONS. Except as set forth on SCHEDULE 6.4, to the Knowledge of the Parent Guarantor, neither the Parent Guarantor nor any Subsidiary has, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

         6.5 SUBSIDIARIES AND AFFILIATES. SCHEDULE 6.5 is a correct and complete list of the name and relationship to the Parent Guarantor of each and all of the Subsidiaries and other Affiliates. Each Subsidiary (other than the Dormant Mediconsult.com Subsidiary) is (a) duly incorporated or organized and validly existing in good standing under the laws of its state of incorporation or organization set forth on SCHEDULE 6.5, and (b) qualified to do business and in good standing in each jurisdiction, except any jurisdiction in which the failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and own its property.

         6.6 FINANCIAL STATEMENTS AND PROJECTIONS.

                  (a) The Administrative Borrower has delivered to the Agent and the Lenders the audited consolidated balance sheet and related consolidated statements of income, cash flows, and changes in stockholders equity for the Parent Guarantor and its Subsidiaries as of December 31, 2001, and for the Fiscal Year then ended, accompanied by the report thereon of the Parent Guarantor's independent certified public accountants, Arthur Andersen LLP. The Administrative Borrower has also delivered to the Agent and the Lenders the unaudited consolidated balance sheet and related consolidated statements of income and cash flows for the Parent Guarantor and its Subsidiaries as of September 30, 2002. Such financial statements are attached hereto as EXHIBIT C. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Parent Guarantor and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

                  (b) The Latest Projections when submitted to the Lenders as required herein represent the Borrower Parties' best estimate of the future consolidated financial performance of the Parent Guarantor and its Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrower Parties believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders.

                  (c) The pro forma consolidated balance sheet of the Parent Guarantor at September 30, 2002, attached hereto as Exhibit C, presents fairly and accurately the Parent Guarantor's consolidated financial condition as at such date after giving effect to the transactions contemplated by this Agreement as if such transactions had occurred on such date and the Closing Date had been such date, and has been prepared in accordance with GAAP.

         6.7 CAPITALIZATION. SCHEDULE 6.7 sets forth, as of the Closing Date, a complete and accurate description of the authorized capital stock of the Parent Guarantor and each Subsidiary, by class, and a description of the number of shares of each class that are issued and outstanding and the par value thereof. All such shares of capital stock are validly issued, fully-paid and non-assessable.

         6.8 SOLVENCY. The Parent Guarantor and the Subsidiaries are Solvent on a consolidated basis prior to and after giving effect to the Borrowings to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date, and shall remain Solvent during the term of this Agreement.

         6.9 DEBT. After giving effect to the making of the Revolving Loans to be made on the Closing Date, the Parent Guarantor and its Subsidiaries have no Debt, except (a) the Obligations, and (b) Debt described on SCHEDULE 6.9.

         6.10 DISTRIBUTIONS. Since December 31, 2001, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Parent Guarantor or any Subsidiary.

         6.11 REAL ESTATE; LEASES. SCHEDULE 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by the Parent Guarantor or any Subsidiary, all leases and subleases of real or personal property held by the Parent Guarantor or any Subsidiary as lessee or sublessee, including all locations where the Parent Guarantor or any Subsidiary conducts any manufacturing operations or distribution business (other than leases of personal property as to which the Parent Guarantor or any Subsidiary is lessee or sublessee for which the value of such personal property in the aggregate is less than $500,000 or which consist of leases of automobiles and computers provided to the Parent Guarantor's and the Subsidiaries' sales force), and all leases and subleases of real or personal property held by any of the Parent Guarantor or any Subsidiary as lessor, or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, no default by any of the Parent Guarantor or any Subsidiary under any such lease or sublease exists and, to the Knowledge of the Parent Guarantor, no default by any other party under any such lease or sublease exists. Each of the Parent Guarantor and each Subsidiary has good and marketable title in fee simple to the Real Estate identified on SCHEDULE 6.11 as owned by the Parent Guarantor or such Subsidiary, or valid leasehold interests in all Real Estate designated therein as "leased" by any of the Parent Guarantor or such Subsidiary and each of the Parent Guarantor and each Subsidiary has good, indefeasible, and merchantable title to all of its other property reflected on the December 31, 2001 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens.

         6.12 PROPRIETARY RIGHTS. SCHEDULE 6.12 sets forth a correct and complete list of all of each of the Parent Guarantor's and each Subsidiary's Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on SCHEDULE 6.12. To the Parent Guarantor's Knowledge (including, at the time of any launch of any new product, after review of a patent search with respect to the Proprietary Rights related to such product or an opinion of counsel with respect thereto and determination by the Parent Guarantor or a Subsidiary that there is no infringement or conflict), none of the Proprietary Rights infringes on or conflicts with any other Person's property, and, to the Parent Guarantor's Knowledge, no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on SCHEDULE 6.12 constitute all of the property of such type necessary to the current and anticipated future conduct of each of the Parent Guarantor's and each Subsidiary's business. No claim or litigation regarding any of the foregoing is pending or, to the Parent Guarantor's Knowledge, threatened, and no patent, invention, device or application for the same is pending or, to the Parent Guarantor's Knowledge, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         6.13 TRADE NAMES. All trade names or styles under which the Parent Guarantor or any Subsidiary will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on SCHEDULE 6.13.

         6.14 LITIGATION. Except as set forth on SCHEDULE 6.14, there is no pending, or to the Parent Guarantor's Knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the Parent Guarantor's Knowledge, investigation by any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.

         6.15 LABOR DISPUTES. Except as set forth on SCHEDULE 6.15, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of any of the Parent Guarantor or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Parent Guarantor or any Subsidiary or for any similar purpose, and (d) there is no pending or (to the Parent Guarantor's Knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Parent Guarantor or its Subsidiaries or their employees that, either individually or in the aggregate, could reasonably be expected to result in a material liability to the Parent Guarantor and its Subsidiaries taken as a whole.

         6.16 ENVIRONMENTAL LAWS.

                  (a) Except as disclosed on SCHEDULE 6.16(A), each of the Parent Guarantor and each Subsidiary is and has been in compliance with, in all material respects, all Environmental Laws and neither the Parent Guarantor nor any Subsidiary, nor any of its presently owned real property or presently conducted operations, nor its previously owned real property or prior operations, is subject to any Environmental

Claim from any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or actions arising from a Release or threatened Release, except with respect to clauses (i) and (ii) of this SECTION 6.16 for such matters that, individually or in the aggregate, could not reasonably be expected to result in liability to the Parent Guarantor or any Subsidiary, together with any liability under SECTIONS 6.16(B) AND (H), in excess of the lesser of (x) $5,000,000 or (y) fifty percent (50%) of the sum of (A) Excess Availability plus (B) consolidated cash and cash equivalents on hand of the Parent Guarantor and the Subsidiaries as of the reporting date of such matter.

                  (b) Each of the Parent Guarantor and each Subsidiary has obtained all permits necessary for its current operations under Environmental Laws, and all such permits are in good standing and each of the Parent Guarantor and each Subsidiary is in compliance with all material terms and conditions of such permits, except for such failures to obtain, to be in good standing or to comply that, individually or in the aggregate, could not reasonably be expected to result in liability to the Parent Guarantor or any Subsidiary, together with any liability under SECTIONS 6.16(A) AND (H), in excess of the lesser of (x) $5,000,000 or (y) fifty percent (50%) of the sum of (A) Excess Availability plus
(B) consolidated cash and cash equivalents on hand of the Parent Guarantor and the Subsidiaries as of the reporting date of such matter.

                  (c) Except as disclosed on SCHEDULE 6.16(C), neither the Parent Guarantor nor any Subsidiary, nor, to the Parent Guarantor's Knowledge (after appropriate due diligence), any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any Contaminants on any property owned by the Parent Guarantor or any Subsidiary.

                  (d) Neither the Parent Guarantor nor any Subsidiary (during the period that such Subsidiary has been a Subsidiary or otherwise to the Parent Guarantor's Knowledge) has received any summons, complaint, order or similar written notice or an Environmental Claim indicating that it is not currently in compliance with or (other than those that have been cured or dismissed) within the past five (5) years has not been in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release.

                  (e) To the Parent Guarantor's Knowledge, none of the present or past operations of the Parent Guarantor and its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                  (f) Except as disclosed in the phase 1 environmental report delivered to the Agent prior to the Closing Date with respect to Andrx Pharmaceuticals (NC), Inc.'s owned Real Estate and except as set forth on
Schedule 6.16(f), (i) there is not now, nor to the Parent Guarantor's Knowledge has there ever been, on or in the owned Real Estate and (ii) to the Parent Guarantor's Knowledge, there is not now nor has there ever been on or in the leased Real Estate:

                           (1) any underground storage tanks or surface
                  impoundments,

                           (2) any asbestos-containing material, or

                           (3) any polychlorinated biphenyls (PCBs) used in
                  hydraulic oils, electrical transformers or other equipment.

                  (g) Except as disclosed on SCHEDULE 6.16(G), neither the Parent Guarantor nor any Subsidiary has filed, or has had the duty to file, any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

                  (h) Except as disclosed on SCHEDULE 6.16(H), neither the Parent Guarantor nor any Subsidiary has for the past five (5) years entered into any negotiations or settlement agreements with any Person (including any prior owner of its Real Property) imposing obligations or liabilities on the Parent Guarantor or any Subsidiary with respect to any Environmental Claim in response to a Release except for obligations or liabilities that, individually or in the aggregate, could not reasonably be expected to result in liability to the Parent Guarantor or any Subsidiary, together with any liability under SECTIONS 6.16(A) AND (B), in excess of the lesser of (x) $5,000,000 or (y) fifty percent (50%) of the sum of (A) Excess Availability plus (B) consolidated cash and cash equivalents on hand of the Parent Guarantor and the Subsidiaries as of the reporting date of such matter.

                  (i) None of the products manufactured, distributed or sold by the Parent Guarantor or any Subsidiary contain asbestos containing material.

                  (j) No Environmental Lien is attached to any of the owned Real Estate.

         6.17 NO VIOLATION OF LAW. Except as set forth on SCHEDULES 6.16(A), 6.16(C), 6.16(H) and 6.29, neither the Parent Guarantor nor any Subsidiary is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

         6.18 NO DEFAULT. Neither the Parent Guarantor nor any Subsidiary is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Parent Guarantor or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

         6.19 ERISA COMPLIANCE.

                  (a) As of the Closing Date, the Parent Guarantor's 1995 401(k) Plan is the only Plan applicable to the Borrowers and the Guarantors. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the Parent Guarantor's Knowledge, nothing has occurred which would cause the loss of such qualification. Each of the Parent Guarantor, each Subsidiary and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the Parent Guarantor's Knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur that, either individually or in the aggregate, will result in liability to the Parent Guarantor or any Subsidiary, together with any liability under clauses (iii), (iv) and (v) of this SECTION 6.19(C), in excess of the lesser of
(x) $5,000,000 or (y) fifty percent (50%) of the sum of (A) Excess Availability plus (B) consolidated cash and cash equivalents on hand of the Parent Guarantor and the Subsidiaries as of the reporting date of such ERISA Event; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) none of the Parent Guarantor, any Subsidiary or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) that, either individually or in the aggregate, could reasonably be expected to result in liability to the Parent Guarantor or any Subsidiary, together with any liability under clauses (i), (iv) and (v) of this SECTION 6.19(C), in excess of the lesser of (x) $5,000,000 or (y) fifty percent (50%) of the sum of (A) Excess Availability plus (B) consolidated cash and cash equivalents on hand of the Parent Guarantor and the Subsidiaries as of the reporting date of such event; (iv) none of the Parent Guarantor, any Subsidiary or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan that individually or in the aggregate, could reasonably be expected to result in liability to the Parent Guarantor or any Subsidiary, together with any liability under clauses (i),
(iii) and (v) of this SECTION 6.19(C), in excess of the lesser of (x) $5,000,000 or (y) fifty percent (50%) of the sum of (A) Excess Availability plus (B) consolidated cash and cash equivalents on hand of the Parent Guarantor and the Subsidiaries as of the reporting date of such event;

and (v) none of the Parent Guarantor, any Subsidiary or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA that, either individually or in the aggregate, could reasonably be expected to result in liability to the Parent Guarantor or any Subsidiary, together with any liability under clauses (i), (iii) and (iv) of this SECTION 6.19(C), in excess of the lesser of (x) $5,000,000 or (y) fifty percent (50%) of the sum of (A) Excess Availability plus (B) consolidated cash and cash equivalents on hand of the Parent Guarantor and the Subsidiaries as of the reporting date of such event.

         6.20 TAXES. The Parent Guarantor and the Subsidiaries have filed all federal and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien.

         6.21 REGULATED ENTITIES. No Borrower Party, any Person controlling a Borrower Party, or any other Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Borrower Party or any other Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

         6.22 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for working capital and other lawful corporate purposes. None of the Parent Guarantor or any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         6.23 NO MATERIAL ADVERSE CHANGE. No Material Adverse Effect has occurred since the latest date of the Financial Statements delivered to the Lenders; PROVIDED, in the interest of disclosure, the Borrower Parties disclose to the Lenders the possibly adverse events listed on SCHEDULE 6.23. The Borrower Parties do not currently believe that such events can reasonably be expected to result in a Material Adverse Effect.

         6.24 FULL DISCLOSURE. None of the representations or warranties made by any Borrower Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Borrower Party in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of any Borrower Party to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         6.25 MATERIAL AGREEMENTS. SCHEDULE 6.25 hereto sets forth as of the Closing Date all agreements and contracts material to the Parent Guarantor and the Subsidiaries taken as a whole to which any of the Parent Guarantor or any Subsidiary is a party or is bound as of the date hereof.

         6.26 BANK ACCOUNTS. SCHEDULE 6.26 contains, as of the Closing Date, a complete and accurate list of all bank accounts maintained by each Borrower Party with any bank or other financial institution.

         6.27 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower Party of any Loan Document.

         6.28 FOOD AND DRUG LAWS.

                  (a) Except as otherwise disclosed on SCHEDULE 6.28, each of the Parent Guarantor and each Subsidiary has been and is in compliance in all material respects with all applicable Food and Drug Laws, including but not limited to federal and state laws, statutes, rules and regulations that relate to the manufacture, handling, transport, management, disposal or sale of pharmaceutical and drug products, including those relating to (i) "good manufacturing practices," "good laboratory practices," "good clinical practices," labeling, record keeping, or filing of reports, or (ii) obligations for products under an Investigational New Drug Application ("INDA"), a New Drug Application ("NDA") or an Abbreviated New Drug Application ("ANDA").

                  (b) SCHEDULE 6.28 sets forth a true and complete list of (i) all licenses, permits, designations, and approvals required and received by any of the Parent Guarantor and/or any Subsidiary pursuant to Food and Drug Laws with respect to any pharmaceutical or drug or other product sold, stored, licensed to or managed by any of the Parent Guarantor and/or any Subsidiary and
(ii) each INDA, NDA, ANDA and analogous foreign application or filing filed or required to be filed by the Parent Guarantor or any Subsidiary and currently pending before the FDA or similar United States or foreign Governmental Authority with respect to any pharmaceutical or drug or other product. Each of the Parent Guarantor and each Subsidiary has all material licenses, permits, designations, applications and approvals necessary or required under applicable Food and Drug Laws for the conduct of the business of the Parent Guarantor and the Subsidiaries taken as a whole in its present form, and no material licenses, permits, designations, applications and approvals have been terminated, suspended or revoked, and there are presently no termination, suspension or revocation proceedings, actual, pending, or threatened, in respect thereof, in each case, except to the extent any such termination, suspension or revocation of such material licenses, permits, designations, applications and approvals, individually or in the aggregate, could not reasonably be likely to result in liability to the Parent Guarantor or any Subsidiary in excess of $5,000,000 and, in any event, no such termination, suspension or revocation of any such material licenses, permits, designations, applications and approvals is reasonably likely to have any effect on the Inventory of the Inventory Borrowers or the ability of the Inventory Borrowers to sell such Inventory.

                  (c) Except as disclosed on SCHEDULE 6.28, neither the Parent Guarantor nor any Subsidiary is, or for the last three years has been, the subject of any current or pending investigations, enforcement action or orders, QUI TAM actions, consent decrees, corporate integrity agreements, settlements, recalls or other extraordinary examinations or review (i) by any Governmental Authority under Food and Drug Laws, or (ii) by fiscal intermediaries or carriers under the respective policies and contracts with such fiscal intermediaries or carriers, other than routine audits and inspections conducted on a periodic basis by such Governmental Authorities, fiscal intermediaries or carriers in the ordinary course of business. Each of the Parent Guarantor and each Subsidiary has provided to the Agent true, complete and correct copies of all material correspondence with the FDA or any similar regulatory authority relating to actual or pending investigations, violations or any instances of alleged non-compliance with applicable Food and Drug Laws.

                                   ARTICLE 7
                       AFFIRMATIVE AND NEGATIVE COVENANTS

         Each Borrower Party covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

         7.1 TAXES AND OTHER OBLIGATIONS. Each of the Parent Guarantor and each Subsidiary shall (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon reasonable request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; PROVIDED, HOWEVER, so long as the Administrative Borrower has notified the Agent in writing, neither the Parent Guarantor nor any Subsidiary need pay any tax, fee, assessment, or governmental charge (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which the Parent Guarantor or such Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

         7.2 LEGAL EXISTENCE AND GOOD STANDING; NAME CHANGES.

                  (a) Each of the Parent Guarantor and each Subsidiary shall maintain its legal existence and its qualification and good standing in all jurisdictions in which qualification is necessary for it to own or lease its property or conduct its business except for any jurisdiction in which the failure to maintain such existence and qualification or good standing could not reasonably be expected to have a Material Adverse Effect.

                  (b) Except in connection with a merger permitted by SECTION 7.10, neither the Parent Guarantor nor any Subsidiary shall change its name, Federal Employment Identification Number, organizational identification number, corporate structure or identity, or add any new fictitious name or reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof; PROVIDED, HOWEVER, that the Parent Guarantor or any Subsidiary may change its name upon at least thirty (30)-days' prior written notice by the Administrative Borrower to the Agent of such change and so long as, at the time of such written notification, the Parent Guarantor or such Subsidiary authorizes the filing of any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens.

         7.3 COMPLIANCE WITH LAW AND AGREEMENTS; MAINTENANCE OF LICENSES. Each of the Parent Guarantor and each Subsidiary shall comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act, Food and Drug Laws and all Environmental Laws). Each of the Parent Guarantor and each Subsidiary shall obtain and maintain all licenses, permits, franchises, and governmental authorizations material to the Parent Guarantor and the Subsidiaries taken as a whole and necessary to own its property and to conduct its business as conducted on the Closing Date. None of the Parent Guarantor or any Subsidiary shall modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect, in any material respect, the rights of the Lenders or the Agent (it being understood that a modification or amendment made solely to the extent necessary to effect a merger permitted under Section 7.10 or a name change permitted under Section 7.2(b) shall not be deemed to adversely affect, in any material respect, the rights of the Lenders or the Agent).

         7.4 MAINTENANCE OF PROPERTY; INSPECTION OF PROPERTY.

                  (a) Each of the Parent Guarantor and each Subsidiary shall maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

                  (b) In addition to the inspection rights provided in SECTION 7.8(C), each of the Parent Guarantor and each Subsidiary shall permit representatives and independent contractors of the Agent (at the expense of the Borrowers not to exceed four (4) times per year unless an Event of Default has occurred and is continuing) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to the Administrative Borrower; PROVIDED, HOWEVER, when an Event of Default exists, the Agent or any Lender may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

7.5      INSURANCE.

                  (a) Each of the Parent Guarantor and each Subsidiary shall maintain, with financially sound and reputable insurers having a rating of at least A+ or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; products liability; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Agent, in its discretion, or acting at the direction of the Majority Lenders, shall specify, in amounts, and under policies acceptable to the Agent and the Majority Lenders. Without limiting the foregoing, in the event that any improved Real Estate covered by the Mortgages is determined to be located within an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area ("SFHA"), the Parent Guarantor and the Subsidiaries shall purchase and maintain flood insurance on the improved Real Estate and any Equipment and Inventory located on such Real Estate. The amount of said flood insurance will be reasonably determined by the Agent, and shall, at a minimum, comply with applicable federal regulations as required by the Flood Disaster Protection Act of 1973, as amended. Each of the Parent Guarantor and each Subsidiary shall also maintain flood insurance for its Inventory and Equipment which is, at any time, located in a SFHA.

                  (b) The Borrower Parties shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner reasonably acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30)-days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Parent Guarantor or any Subsidiary or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrower Parties when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If the Borrower Parties fail to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

         7.6 INSURANCE AND CONDEMNATION PROCEEDS. The Borrower Parties shall notify the Agent and the Lenders of any casualty or condemnation loss of, damage to or destruction of the Collateral (y) immediately, with respect to any Borrowing Base Collateral with a value in excess of $250,000 or any other Collateral with a value in excess of $5,000,000 or (z) otherwise within five (5) Business Days, whether or not any such loss referred to in either clause (y) or clause (z) is covered by insurance. The Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and after deducting from such proceeds the expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall deposit such proceeds in a Payment Account. With respect to insurance and condemnation proceeds relating to any Borrower's Collateral consisting of Fixed Assets, an amount equal to such proceeds may be used by the Borrowers to replace, repair, restore or rebuild the relevant Fixed Assets within one hundred twenty (120) days of the deposit thereof into a Payment Account or on the one hundred and twentieth (120th) day following the date of receipt thereof the Maximum Equipment Loan Amount shall be permanently reduced by such amount.

         7.7 ENVIRONMENTAL LAWS.

                  (a) Each of the Parent Guarantor and each Subsidiary shall conduct its business in compliance in all material respects with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. Each of the Parent Guarantor and each Subsidiary shall take prompt and appropriate action to respond to any material non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

                  (b) Without limiting the generality of the foregoing, the Borrower Parties shall submit to the Agent and the Lenders (i) with respect to the Real Estate Collateral, annually, commencing on the First Anniversary Date, and on each Anniversary Date thereafter or (ii) with respect to all other Real Estate owned by the Parent Guarantor or a Subsidiary, upon the request of the Agent and, so long as no Event of Default has occurred and is continuing, not more frequently than once per year, an update of the status of any actual or threatened Environmental Claims. The Agent or any Lender may obtain copies of technical reports prepared by the Parent Guarantor and the Subsidiaries and their communications with any Governmental Authority to determine whether the appropriate Borrower Parties are proceeding reasonably to correct, cure or address in good faith any alleged Environmental Claim. If an Environmental Claim has been made or if a Default or Event of Default has occurred and is continuing, the Borrower Parties shall, at the Agent's or the Majority Lenders' request and at the Borrowers' expense, (i) retain an independent environmental engineer acceptable to the

Agent to evaluate the site, including tests if appropriate, where the Environmental Claim has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any potential environmental liabilities described therein, and an estimate of the costs thereof, and (ii) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the actual or potential environmental liability or the estimated costs thereof, shall increase in any material respect.

                  (c) If an Environmental Claim has been made or if a Default or Event of Default has occurred and is continuing, the Agent and its representatives will have the right at any reasonable time to enter and visit any Real Estate Collateral for the purposes of observing such Real Estate, the taking of soil or environmental samples, and conducting tests on any part of such Real Estate. The Agent is under no duty, however, to visit or observe the Real Estate Collateral or to conduct tests, and any such acts by the Agent will be solely for the purposes of protecting the Agent's Liens and preserving the Agent and the Lenders' rights under the Loan Documents. No site visit, observation or testing by the Agent and the Lenders will result in a waiver of any default of the Borrower Parties or impose any liability on the Agent or the Lenders. In no event will any site visit, observation or testing by the Agent be a representation that hazardous substances are or are not present in, on or under the Real Estate Collateral, or that there has been or will be compliance with any Environmental Law. Neither any Borrower Party nor any other party is entitled to rely on any site visit, observation or testing by the Agent. The Agent and the Lenders owe no duty of care to protect the Borrower Parties or any other party against, or to inform the Borrower Parties or any other party of, any Contaminant or any other adverse condition affecting the Real Estate Collateral. The Agent may in its discretion disclose to the Borrower Parties or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Agent. The Borrower Parties understand and agree that the Agent makes no warranty or representation to the Borrower Parties or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Borrower Parties also understand that, depending on the results of any site visit, observation or testing by the Agent and disclosed to the Borrower Parties, the Borrower Parties may have a legal obligation to notify one or more environmental Governmental Authorities of the results, that such reporting requirements are site-specific, and that the Borrower Parties must evaluate such results without advice or assistance from the Agent. In each instance, the Agent will give the Administrative Borrower reasonable notice before entering the Real Estate Collateral. The Agent will make reasonable efforts to avoid interfering with the Borrower Parties' use of the Real Estate Collateral or any other property in exercising any rights provided hereunder.

         7.8 FOOD AND DRUG LAWS.

                  (a) The Parent Guarantor and each Subsidiary shall conduct its business in compliance in all material respects with all Food and Drug Laws applicable to it, including those relating to the manufacture, sale, disposal and transport of pharmaceutical, drug and biological products. The Parent Guarantor and each Subsidiary shall take timely and appropriate action to respond to any notice from the FDA of or any actual knowledge of any material non-compliance by it with Food and Drug Laws and shall regularly (at least quarterly) report to the Agent on such response.

                  (b) Without limiting the generality of the foregoing, the Borrower Parties shall submit to the Agent and the Lenders annually, commencing on the First Anniversary Date, and on each Anniversary Date thereafter, an update of the status of the Parent Guarantor's and the Subsidiaries' compliance with Food and Drug Laws, and any actual or threatened liabilities or actions under such laws. Any notices or allegations of non-compliance, including a request or order to recall a product, provided to Parent Guarantor or any Subsidiary shall be forwarded to the Agent or any Lender within five (5) Business Days of receipt. Upon reasonable request of the Agent or the Lenders, the Borrower Parties shall forward all material communications with any Governmental Authority regarding the alleged violation or non-compliance with Food and Drug Laws. Upon receipt of notice from the FDA with respect to an alleged violation or non-compliance with Food and Drug laws (excluding alleged violations with respect to products that have not been launched) or at any time that a Default or Event of Default has occurred and is continuing, the Borrower Parties shall, at the Agent's or the Majority Lenders' reasonable request and at the Borrowers' expense, (i) retain an independent contractor reasonably acceptable to the Agent to evaluate the operations and the alleged violations (excluding alleged violations with respect to products that have not been launched) (it being understood that so long as no Default or Event of Default has occurred and is continuing, any such evaluation of operations shall be limited to the operations that are the subject of the alleged violations), and
(ii) prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any potential liabilities described therein, and an estimate of the costs thereof.

                  (c) Upon receipt of notice from the FDA with respect to an alleged violation or non-compliance with Food and Drug laws in all material respects (excluding alleged violations with respect to products that have not been launched) or at any time that a Default or Event of Default has occurred and is continuing, the Agent or its representatives or independent contractors shall have the right at any reasonable time to enter and visit any Real Estate currently owned and/or leased by the Parent Guarantor or any Subsidiary for the purposes of observing the operations and possibly sampling products and product lines of the Parent Guarantor and the Subsidiaries with respect to their compliance with Food and Drug Laws. The Agent is under no duty, however, to undertake such visits, and any such acts by the Agent will be solely for the purposes of protecting the Agent's Liens and preserving the Agent and the Lenders' rights under the Loan Documents. No site visit, observation or testing by the Agent and the Lenders will result in a waiver of any Default of the Borrower Parties or impose any liability on the Agent or the Lenders. In no event shall any such site visit or reports therefrom be a representation that the Parent Guarantor or any Subsidiary is in compliance or non-compliance with any Food and Drug Laws. None of the Parent Guarantor, any Subsidiary or any other party is entitled to rely on any site visit, observation or testing by the Agent.

         7.9 COMPLIANCE WITH ERISA. Each Borrower Party shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         7.10 MERGERS, CONSOLIDATIONS OR SALES. Neither the Parent Guarantor nor any Subsidiary shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except the following:

                           (i) sales of Inventory in the ordinary course of its
                  business;

                           (ii) (A) sales or other dispositions of Borrowing
                  Base Equipment of the Borrowers (meaning equipment that was appraised in connection with the closing of this Agreement and included in the calculation of the Maximum Equipment Loan Amount and any replacements thereof) in the ordinary course of business that are obsolete or no longer useable on a commercially reasonable basis by any Borrower in its business with a net orderly liquidation value not to exceed $2,500,000 in the aggregate in any Fiscal Year, (B) sales or other dispositions of Equipment of the Parent Guarantor or and the Subsidiaries (other than Equipment of the Borrowers referred to in clause (A) above) in the ordinary course of business that are obsolete or no longer useable on a commercially reasonable basis by any such Person in its business, (C) the sale or disposition of the stock of any Subsidiary (other than a Borrower) or any other assets of a Subsidiary (other than assets included in the Borrowing Base (including equipment that was appraised in connection with the closing of this Agreement and included in the calculation of the Maximum Equipment Loan Amount and any replacements thereof)) so long as no Default or Event of Default has occurred or is continuing or would be caused thereby, the purchase price with respect to each such sale or disposition is for the fair market value of the assets sold, and the aggregate net value of assets sold in such sales and dispositions does not exceed $20,000,000 per year (or, if the Borrower Parties can demonstrate to the reasonable satisfaction of the Agent that the Fixed Charge Coverage Ratio for the immediately preceding twelve (12) Fiscal Months is, and would be after giving pro forma effect to such sale(s), at least 1.25 to 1.00, $30,000,000 per year), and (D) so long as no Default or Event of Default has occurred and is continuing, the sale of Equipment by a Borrower to another Borrower and the sale of Equipment by a Guarantor to another Borrower Party. All proceeds of a sale or disposition under clause (A), (B), (C) or (D) above, after payment of reasonable selling costs, shall be deposited in a Payment Account. Within one hundred twenty (120) days following each Equipment sale or disposition under clause (A) of this SECTION 7.10(II), (y) so long as no Default or Event of Default has occurred and is continuing, the Borrowers may reinvest the proceeds of that sale or disposition in other Equipment or (z) the Maximum Equipment Loan Amount shall be permanently reduced by such amount. All Equipment purchased with such proceeds shall be free and clear of all Liens, except the Agent's Liens;

                           (iii) the merger of a Borrower into another Borrower
                  so long as (A) no Default or Event of Default has occurred and is continuing or would be caused thereby, (B) the Borrower Parties provide the Agent with 10 days prior written notice of such merger, and (C) contemporaneously with such merger, the Borrower Parties deliver to the Agent all documents reasonably requested by the Agent to continue the Agent's Liens on the Collateral, in each case, in form and substance satisfactory to the Agent, including, without limitation, such pledge agreements, new stock certificates and stock powers, financing statements or other documents as shall be reasonably requested by the Agent;

                           (iv) the merger of a Guarantor (other than the Parent
                  Guarantor) into another Guarantor so long as (A) no Default or Event of Default has occurred and is continuing or would be caused thereby, (B) in the event of a merger involving the Parent Guarantor, the Parent Guarantor shall be the surviving Person, (C) the Borrower Parties provide the Agent with 10 days prior written notice of such merger, and (D) contemporaneously with such merger, the Borrower Parties deliver to the Agent all documents reasonably requested by the Agent to continue the Agent's Liens on the Collateral, in each case, in form and substance satisfactory to the Agent, including, without limitation, such pledge agreements, new stock certificates and stock powers, financing statements or other documents as shall be reasonably requested by the Agent;

                           (v) the merger of a Guarantor (other than the Parent
                  Guarantor) into a Borrower so long as (A) no Default or Event of Default has occurred and is continuing or would be caused thereby, (B) the applicable Borrower shall be the surviving Person, (C) the Borrower Parties provide the Agent with 10 days prior written notice of such merger, (D) contemporaneously with such merger, the Borrower Parties deliver to the Agent all documents reasonably requested by the Agent to continue the Agent's Liens on the Collateral, in each case, in form and substance satisfactory to the Agent, including, without limitation, such pledge agreements, new stock certificates and stock powers, financing statements or other documents as shall be reasonably requested by the Agent, and (E) the Guarantor that is merging into a Borrower does not have liabilities in excess of $2,000,000; and

         7.11 DISTRIBUTIONS; CAPITAL CHANGE; RESTRICTED INVESTMENTS. Neither the Parent Guarantor nor any Subsidiary shall (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to a Borrower by its Subsidiaries and, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby and only to the extent necessary to pay reasonable accounting and administrative expenses and to pay regularly scheduled interest payments on Debt permitted under SECTION 7.14(F) to the extent such interest payments are permitted under the subordination provisions applicable thereto, Distributions by the Subsidiaries to the Parent Guarantor, (ii) make any change in its capital structure which could have a Material Adverse Effect or (iii) make any Restricted Investment. Notwithstanding the foregoing, Andrx Management Corporation may temporarily transfer its investment securities currently held in account number 107-89630-1-2-516 at Bank of America Securities LLC and account number 033-50061 at CIBC Oppenheimer to the Andrx 2002 Irrevocable Trust dated December 13, 2002 (the "2002 Trust Agreement") so long as (a) Andrx Management Corporation remains the sole beneficiary of such trust at all times, (b) such investment securities are transferred back to Andrx Management Corporation and to the accounts referenced above no later than January 3, 2002 and (c) no Loans or Letters of Credit are outstanding at any time during such period. At future year ends, Andrx Management Corporation may temporarily transfer its investment securities to a trust pursuant to similar arrangements so long as (a) the trust documents with respect thereto are substantially similar to, or provide substantially similar tax treatment as, the 2002 Trust Agreement or such other documentation reasonably acceptable to the Agent and, in any event, Andrx Management Corporation is the sole beneficiary of such trust, (b) such investment securities are held in such trust for a period of time no greater than fifteen
(15) days, (c) no Loans or Letters of Credit are outstanding at any time while such investment securities are held in such trust or the Agent has received Collateral documentation reasonably acceptable to it, (d) the investment securities are returned to the same investment accounts of Andrx Management Corporation within fifteen (15) days of the date such investment securities are transferred out of such investment accounts, and (e) no Default or Event of Default has occurred or is continuing.

         7.12 TRANSACTIONS AFFECTING COLLATERAL OR OBLIGATIONS. Neither the Parent Guarantor nor any Subsidiary shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

         7.13 GUARANTIES. Neither the Parent Guarantor nor any Subsidiary shall make, issue, or become liable on any Guaranty, except (a) Guaranties of the Obligations in favor of the Agent, (b) Guaranties by the Parent Guarantor of Debt permitted by SECTION 7.14, trade payables and real estate operating leases,
(c) Guaranties by Subsidiaries of Debt permitted by SECTION 7.14(F) and (d) indemnifications by the Parent Guarantor and Andrx Pharmaceuticals, Inc. in favor of Chicago Title Insurance Company in connection with the issuance of the title policy for the Mortgage in favor of the Agent with respect to the Real Estate Collateral located in Florida.

         7.14 DEBT. Neither the Parent Guarantor nor any Subsidiary shall incur or maintain any Debt, other than: (a) the Obligations; (b) Debt described on
SCHEDULE 6.9; (c) Capital Leases of Equipment, secured Debt incurred to purchase Equipment or Real Estate and Debt incurred to finance insurance policy premiums provided that (i) Liens securing the same attach only to the applicable Equipment, Real Estate or insurance policy acquired by the incurrence of such Debt, and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $20,000,000 at any time; (d) Debt evidencing a refunding, renewal or extension of the Debt described on SCHEDULE 6.9; provided that (i) the principal amount thereof is not increased, (ii) the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended, (iii) no Person that is not an obligor or guarantor of such Debt as of the Closing Date shall become an obligor or guarantor thereof, and (iv) the terms of such refunding, renewal or extension are no less favorable to the Parent Guarantor and its Subsidiaries, the Agent or the Lenders than the original Debt; (e) Debt incurred to refinance the Revolving Loans made on account of the Fixed Assets component of the Borrowing Base on such terms and conditions and in such amount as shall be acceptable to the Agent (it is understood and agreed that, upon payment of amounts required under SECTION 3.2, the Agent shall release its lien on any Fixed Assets so refinanced); (f) Debt of the Parent Guarantor that is subordinated to the Obligations on such terms and conditions (including subordination terms) and in such amount as shall be acceptable to the Majority Lenders, provided that in any event no payments other than current interest payments (so long as no standstill is in effect) in an amount acceptable to the Majority Lenders shall be made in respect of such Debt until the date six (6) months following the Stated Termination Date; and (g) so long as no Default or Event of Default has occurred and is continuing, loans from a Borrower Party to another Borrower Party (other than the Parent Guarantor) and the Borrower Parties (other than the Parent Guarantor) may otherwise have "due to / due from" transactions among themselves in the ordinary course of business to facilitate the payment of accounts payables of such Borrower Parties. The Parent Guarantor shall not enter into any amendment or modification of the documents evidencing the Debt permitted under clause (f) above that is in any manner adverse to the Parent Guarantor, any Subsidiary, the Agent or any Lender.

         7.15 PREPAYMENT. Neither the Parent Guarantor nor any Subsidiary shall voluntarily prepay any Debt, except the Obligations in accordance with the terms of this Agreement.

         7.16 TRANSACTIONS WITH AFFILIATES. Except as set forth below and except for mergers permitted under Section 7.10, neither the Parent Guarantor nor any Subsidiary shall sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, while no Event of Default has occurred and is continuing, the Parent Guarantor and their Subsidiaries may engage in transactions with Affiliates in the ordinary course of business consistent with past practices, in amounts and upon terms fully disclosed to the Agent and the Lenders, and no less favorable to the Parent Guarantor and the Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate.

         7.17 INVESTMENT BANKING AND FINDER'S FEES. Neither the Parent Guarantor nor any Subsidiary shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. Each Borrower Party shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that the Parent Guarantor or any Subsidiary is obligated to pay for any such fees, and all costs and expenses (including reasonable attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

         7.18 BUSINESS CONDUCTED. Neither the Parent Guarantor nor any Subsidiary shall engage, directly or indirectly, in any line of business other than the businesses in which such Person is engaged on the Closing Date or businesses that are ancillary to, complementary with or related to businesses in which any of the Borrower Parties are engaged in on the Closing Date. Without limiting the generality of the foregoing, the Parent Guarantor shall not engage in any material business other than holding the Stock of the Subsidiaries and the Dormant Mediconsult.com Subsidiary shall not engage in any material business, own any material assets or have any material liabilities and such Subsidiary shall be merged into Mediconsult.com (US) Ltd. on or before February 28, 2003.

         7.19 LIENS. Neither the Parent Guarantor nor any Subsidiary shall create, incur, assume, or permit to exist any Lien on any property, including without limitation to the Real Estate, now owned or hereafter acquired by any of them, except Permitted Liens.

         7.20 SALE AND LEASEBACK TRANSACTIONS. Neither the Parent Guarantor nor any Subsidiary shall, directly or indirectly, enter into any arrangement with any Person providing for the Parent Guarantor or such Subsidiary to lease or rent property that the Parent Guarantor or such Subsidiary has sold or will sell or otherwise transfer to such Person.

         7.21 NEW SUBSIDIARIES. Neither the Parent Guarantor nor any Subsidiary shall, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on SCHEDULE 6.5 or reinstate Aspire Pharmaceuticals, LLC which has been administratively dissolved prior to the Closing Date; provided, however, that the Borrower Parties may create new wholly owned direct or indirect domestic Subsidiaries and reinstate Aspire Pharmaceuticals, LLC after the Closing Date so long as at the time of the formation or reinstatement of any such direct or indirect Subsidiary of any Borrower Party, the Borrower Parties, or any of them, as appropriate, shall (a) cause such new Subsidiary or reinstated Subsidiary to provide to the Agent a joinder agreement in the form of Exhibit G hereto (a "Guarantor Joinder Agreement"), a supplement to the Subsidiary Guaranty, a supplement to the Security Agreement, and such other security documents requested by the Agent in its discretion, together with appropriate UCC-1 financing statements, all in form and substance satisfactory to the Agent, (b) provide to the Agent a pledge agreement and appropriate certificates and powers or UCC-1 financing statements, pledging all direct or beneficial ownership interests in such new Subsidiary or reinstated Subsidiary, in form and substance satisfactory to the Agent, and (c) provide to the Agent all other documentation, including one or more opinions of counsel satisfactory to the Agent, which in its opinion is appropriate with respect to such formation or reinstatement and the execution and delivery of the applicable documentation referred to above. Upon execution and delivery of a Credit Agreement Supplement by each new or reinstated domestic Subsidiary, such domestic Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any Guaranty Joinder Agreement shall not require the consent of any Borrower Party hereunder. The rights and obligations of each Borrower Party hereunder shall remain in full force and effect notwithstanding the addition of any Guarantor hereunder. Any document, agreement or instrument executed or issued pursuant to this SECTION 7.21 shall be a "Loan Document" for purposes of this Agreement.

         7.22 FISCAL YEAR. The Parent Guarantor shall not change its Fiscal Year without the prior written consent of the Agent.

         7.23 CAPITAL EXPENDITURES. Neither the Parent Guarantor nor any of its Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Parent Guarantor and the Subsidiaries on a consolidated basis would exceed during any fiscal period the amount set forth in the table below for such fiscal period:

----------------------------------------- --------------------------------------
              Fiscal Year:                    Maximum Capital Expenditures:
----------------------------------------- --------------------------------------
                  2003                    Capital Expenditures shall not exceed
                                          $95,000,000 during such Fiscal Year,
                                          provided, that, in addition to such
                                          annual limit, if at any time during
                                          any Fiscal Quarter during such Fiscal
                                          Year a Sweep Period is in effect,
                                          Capital Expenditures during such
                                          Fiscal Quarter shall not exceed 158%
                                          of EBITDA for such Fiscal Quarter
----------------------------------------- --------------------------------------
                  2004                    Capital Expenditures shall not exceed
                                          $92,000,000 during such Fiscal Year,
                                          provided, that, in addition to such
                                          annual limit, if at any time during
                                          any Fiscal Quarter during such Fiscal
                                          Year a Sweep Period is in effect,
                                          Capital Expenditures during such
                                          Fiscal Quarter shall not exceed 35% of
                                          EBITDA for such Fiscal Quarter
----------------------------------------- --------------------------------------
          2005 and thereafter             Capital  Expenditures shall not exceed
                                          $60,000,000 during such Fiscal Year,
                                          provided, that, in addition to such
                                          annual limit, if at any time during
                                          any Fiscal Quarter during such Fiscal
                                          Year a Sweep Period is in effect,
                                          Capital Expenditures during such
                                          Fiscal Quarter shall not exceed 20% of
                                          EBITDA for such Fiscal Quarter
----------------------------------------- --------------------------------------


         7.24 FIXED CHARGE COVERAGE RATIO; MINIMUM AVAILABILITY. If as of the last day of any Fiscal Month (each, a "CALCULATION MONTH") the Parent Guarantor fails to maintain a Fixed Charge Coverage Ratio for the immediately preceding twelve (12) Fiscal Month period of at least 1.25 to 1.00, the Borrowers will maintain Availability of at least $75,000,000 (or, if the Maximum Fixed Assets Loan Amount portion of the Borrowing Base has been terminated and the Maximum Revolver Amount has been permanently reduced to $150,000,000 in connection therewith pursuant to Section 3.2, $50,000,000), at all times (a) with respect to all Calculation Months other than March, June, September and December, during the second Fiscal Month following the Calculation Month, and (b) with respect to March, June, September and December, during remaining portion of the second Fiscal Month following the Calculation Month after the due date (without giving effect to any cure periods set forth in SECTION 9.1(C)) for delivery of the financial statements with respect to such Calculation Month pursuant to SECTION 5.2(B); PROVIDED, HOWEVER, that (i) with respect to February, May, August and November, the Availability requirement will apply during the second Fiscal Month following the Calculation Month plus the first portion of the third Fiscal Month following the Calculation Month until the due date (without giving effect to any cure periods set forth in SECTION 9.1(C)) for delivery of the financial statements with respect to the most recently ended Fiscal Quarter, and (ii) if the Borrowers fail to deliver financial statements on the due date therefor (without giving effect to any cure periods set forth in SECTION 9.1(C)) such that the Fixed Charge Coverage Ratio set forth in this sentence cannot be calculated, the Fixed Charge Coverage Ratio shall be deemed to be less than 1.25 to 1.00 until such time as financial statements are actually delivered.

         7.25 USE OF PROCEEDS. No Borrower shall, nor shall it suffer or permit any Subsidiary or the Parent Guarantor to, use any portion of the Loan proceeds, directly or indirectly, (a) on the Closing Date, for any purpose other than to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, (b) after the Closing Date, for any purpose inconsistent with the purposes, terms and conditions hereof or other than for lawful and permitted purposes, (c) to purchase or carry Margin Stock, (d) to repay or otherwise refinance indebtedness of the Borrowers or others incurred to purchase or carry Margin Stock, (e) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (f) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         7.26 FURTHER ASSURANCES. The Borrower Parties shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents. If any of the North Carolina Real Estate Conditions shall not have been satisfied on or before March 28, 2003 or such later date as shall be approved by the Agent, New Andrx Pharmaceuticals, Inc. shall enter into a modification of the Mortgage on the property at 4955 Orange Drive, Davie, Florida to increase the amount secured by such Mortgage to the appraised value of the property covered by such Mortgage.

                                   ARTICLE 8
                              CONDITIONS OF LENDING

         8.1 CONDITIONS PRECEDENT TO MAKING OF LOANS ON THE CLOSING DATE. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent and each Lender:

                  (a) This Agreement and the other Loan Documents shall have been executed by each party thereto and the Parent Guarantor and the Subsidiaries shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Parent Guarantor and the Subsidiaries before or on such Closing Date.

                  (b) Upon making the Revolving Loans (including such Revolving Loans made to finance the Closing Fee or otherwise as reimbursement for fees, costs and expenses then payable under this Agreement) and with all its obligations current, the Borrowers shall have Availability of at least $100,000,000.

                  (c) All representations and warranties made hereunder and in the other Loan Documents shall be correct and complete as if made on such date.

                  (d) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and the Letters of Credit to be issued on the Closing Date.

                  (e) The Agent and the Lenders shall have received such opinions of counsel for the Parent Guarantor and the Subsidiaries as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance reasonably satisfactory to the Agent, the Lenders, and their respective counsel.

                  (f) The Agent shall have received ALTA title policies, in form and substance acceptable to Agent, with respect to the Mortgages.

                  (g) The Agent shall have received:

                           (i) acknowledgment copies of proper financing
                  statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Liens; and

                           (ii) duly executed UCC termination statements and
                  such other instruments, in form and substance reasonably satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Parent Guarantor and the Subsidiaries except Permitted Liens.

                  (h) The Borrowers shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

                  (i) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

                  (j) The Agent and the Lenders shall have completed their business, legal and collateral due diligence, including (i) if they so choose an examination of the books of account and other records and files of the Parent Guarantor and the Subsidiaries and the opportunity to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing

Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects, (ii) an inspection of each of the locations where the Inventory is located, the results of which shall be satisfactory to the Agent, and (iii) a review of the Borrower Parties' material contracts.

                  (k) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

                  (l) The Agent shall have received a phase-I or phase-II environmental report with respect to each parcel of Real Estate Collateral (other than the North Carolina Real Estate Collateral), and the environmental consultants retained for such reports, the scope of the reports, and remediation costs and procedures, if any, and the results thereof shall be reasonably acceptable to Agent and its counsel.

                  (m) The Agent shall have received a landlord waiver, bailee letter, or acknowledgement agreement from any lessor, warehouseman, processor, consignee, or other Person in possession of, having a lien upon, or having rights or interests in the Borrowers' Inventory or Equipment.

                  (n) The Agent shall have a notice from the Administrative Borrower setting forth the Designated Account.

                  (o) The Agent shall have received an appraisal of the Real Estate Collateral (other than the North Carolina Real Estate Collateral), the results of which shall be satisfactory to the Agent and the Lenders.

                  (p) The Agent shall have received evidence satisfactory to it that the following have occurred prior to the Closing Date:

                           (i) Anda Consumer Products, Inc. has merged into
                  Anda, Inc. and Anda, Inc. is the surviving Person;

                           (ii) Andrx Pharmaceuticals (NJ), Inc. has merged into
                  Andrx Florida and Andrx Florida is the surviving Person or Andrx Pharmaceuticals (NJ), Inc. has dissolved and its assets have been distributed to Andrx Florida;

                           (iii) Andrx Pharmaceuticals Sales, Inc. has merged
                  into Andrx Florida and Andrx Florida is the surviving Person or Andrx Pharmaceuticals Sales, Inc. has dissolved and its assets have been distributed to Andrx Florida;

                           (iv) Andrx Financial Corp. has merged into Andrx
                  Florida and Andrx Florida is the surviving Person or Andrx Financial Corp. has dissolved and its assets have been distributed to Andrx Florida (it being understood that prior to such merger or distribution a note receivable to Andrx Financial Corp. from Andrx Florida in the approximate amount of $33,000,000 shall be forgiven by Andrx Financial Corp.);

                           (v) Aura Pharmaceuticals, Inc. has merged into Andrx
                  Florida and Andrx Florida is the surviving Person or Aura Pharmaceuticals, Inc. has dissolved and its assets have been distributed to Andrx Florida;

                           (vi) After consummation of items (i) through (v)
                  above, the assets of Andrx Florida (other than the Stock of its Subsidiaries) have been contributed to Anda Sales, Inc., a Florida corporation, and the employees of Andrx Florida have ceased being employees of Andrx Florida and have become employees of Anda Sales, Inc., a Florida corporation;

                           (vii) Anda Sales, Inc., a Florida corporation, has
                  changed its name to Andrx Management Corporation;

                           (viii) New Andrx Pharmaceuticals, Inc. and Andrx
                  Pharmaceuticals (NC), Inc. have been formed under the laws of Florida;

                           (ix) Telegraph Consulting Corp. has merged into
                  Cybear, LLC and Cybear, LLC is the surviving Person or Telegraph Consulting Corp. has dissolved and its assets have been distributed to Cybear, LLC;

                           (x) Cybear Acquisition Corp. has merged into Cybear,
                  LLC and Cybear, LLC is the surviving Person or Cybear Acquisition Corp. has dissolved and its assets have been distributed to Cybear, LLC;

                           (xi) Valmed Pharmaceutical, LLC has merged into
                  Valmed Pharmaceutical, Inc. and Valmed Pharmaceutical, Inc. is the surviving Person or Valmed Pharmaceutical, LLC has dissolved and its assets have been distributed to Valmed Pharmaceutical, Inc.;

                           (xii) Andrx Florida has merged into the Parent
                  Guarantor and the Parent Guarantor is the surviving Person;

                           (xiii) Andrx Pharmaceuticals, Inc. has merged into
                  Andrx Pharmaceuticals, LLC, a Delaware limited liability company ("Andrx Pharmaceuticals, LLC");

                           (xiv) The research and development, real estate,
                  manufacturing and distribution assets of Andrx
                  Pharmaceuticals, LLC have been contributed to New Andrx Pharmaceuticals, Inc.;

                           (xv) Andrx Pharmaceuticals, LLC has distributed to
                  the Parent Guarantor its equity interests in Andrx Pharmaceuticals Equipment #1, LLC and New Andrx
                  Pharmaceuticals, Inc.;

                           (xvi) Andrx Pharmaceuticals Equipment #1, L.C. shall
                  have changed its name to Andrx Pharmaceuticals Equipment #1, LLC;

                           (xvii) The research and development assets of Andrx
                  Labs, Inc. have been contributed to Andrx Laboratories (NJ), Inc.;

                           (xviii) Andrx Labs, Inc. has merged into Andrx Labs,
                  LLC, a Delaware limited liability company ("Andrx Labs, LLC");

                           (xix) Andrx Labs, LLC has distributed to the Parent
                  Guarantor its equity interests in Andrx Laboratories (NJ), Inc.;

                           (xx) Physicians' Online, Inc., a Delaware
                  corporation, has converted to a Delaware limited liability company and changed its name to Physicians' Online, LLC; and

                           (xxi) Each of (A) I Health, Inc. of Delaware, a
                  Delaware corporation, f/k/a Ihealth Inc., a Delaware corporation, (B) Pharminfonet.com, Inc., a Delaware corporation and (C) Web North Star Interactive Corp., a New York corporation, shall have merged into Mediconsult.com (US) Ltd. or shall have dissolved and the assets thereof shall have been distributed to Mediconsult.com, Inc.

                  (q) The Agent shall have received a corporate organizational chart for the Parent Guarantor and the Subsidiaries certified by the secretary of the Parent Guarantor as being correct and complete as of the Closing Date.

                  (r) Without limiting the generality of the items described above, the Borrower and each Person guarantying or securing payment of the Obligations shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent), the financial statements and projections, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the "Closing Checklist" delivered by the Agent to the Borrowers prior to the Closing Date.

         The acceptance by the Borrowers of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Borrower Parties to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Administrative Borrower, dated the Closing Date, to such effect.

         Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this SECTION 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this SECTION 8.1, and (iii) all documents sent to such Lender for approval, consent, or satisfaction were acceptable to such Lender.

         8.2 CONDITIONS PRECEDENT TO EACH LOAN. The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

                  (a) The following statements shall be true, and the acceptance by the Borrowers of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii) and (iii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Administrative Borrower, dated the date of such extension of credit, stating that:

                           (i) The representations and warranties contained in
                  this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Borrowers that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

                           (ii) No event has occurred and is continuing, or
                  would result from such extension of credit, which constitutes a Default or an Event of Default; and

                           (iii) No event has occurred and is continuing, or
                  would result from such extension of credit, which has had or would reasonably be expected to have a Material Adverse Effect.

                  (b) No such Borrowing shall exceed Excess Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders' Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of SECTIONS 1.2(H) and (I).

                                   ARTICLE 9
                                DEFAULT; REMEDIES

         9.1 EVENTS OF DEFAULT. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                  (a) any failure by the Borrowers to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise;

                  (b) any representation or warranty made or deemed made by any Borrower Party in this Agreement or in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Borrower Party at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

                  (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in SECTIONS 5.2(L), 5.4, 7.2(A), 7.5, 7.8-7.27, or Section 10 of the Security Agreement, provided, however, that if there are no Loans or Letters of Credit outstanding upon the occurrence and during the continuance of a Default under SECTION 5.4 or SECTION
7.5 there shall be a three (3) day cure period with respect thereto prior to such Default constituting an Event of Default hereunder, (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in SECTIONS 5.2 (OTHER THAN 5.2(L)) or 5.3 and such default shall continue for three (3) days or more; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document, any other Loan Documents, or any other agreement entered into at any time to which any Borrower Party and the Agent or any Lender are party (including in respect of any Bank Products) and such default shall continue for twenty (20) days or more;

                  (d) any default shall occur with respect to any Debt (other than the Obligations) of the Parent Guarantor or any Subsidiary in an outstanding principal amount which exceeds (i) if there are no outstanding Loans or Letters of Credit hereunder, $10,000,000 or (ii) if there are outstanding Loans or Letters of Credit hereunder, the lesser of $5,000,000 or an amount equal to fifty percent (50%) of the sum of (A) Excess Availability plus (B) consolidated cash and cash equivalents on hand of the Parent Guarantor and the Subsidiaries as of the date of the occurrence of such Event of Default, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by the Parent Guarantor or any Subsidiary and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                  (e) the Parent Guarantor or any Subsidiary shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Bankruptcy Code or under any Other Debtor Relief Law, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

                  (f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of the Parent Guarantor or any Subsidiary or for any other relief under the Bankruptcy Code or under any Other Debtor Relief Law and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

                  (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for the Parent Guarantor or any Subsidiary or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of the Parent Guarantor or any Subsidiary;

                  (h) the Parent Guarantor or any Subsidiary shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                  (i) all or any material part of the property (including Inventory) of the Parent Guarantor or any Subsidiary shall be nationalized, expropriated or condemned, recalled, seized or otherwise appropriated, or custody or control of such property or of the Parent Guarantor or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect; provided, however, that with respect to any property that is recalled and is not included in the Borrowing Base such event(s) shall not constitute an Event of Default hereunder unless such event(s), either individually or in the aggregate, are reasonably likely to result in a Material Adverse Effect;

                  (j) any Loan Document shall be terminated (except by the prior written consent of the requisite Lenders), revoked or declared void or invalid or unenforceable or challenged by any Borrower Party or any other obligor;

                  (k) Except as otherwise agreed by the Lenders and the Agent in writing on or before the Closing Date, one or more judgments, orders, decrees (including, without limitation, out of court settlements) or arbitration or mediation awards is entered against or paid by any Borrower Party involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $5,000,000 or more or $5,000,000 or more in the aggregate, or an amount exceeding fifty percent (50%) of the sum of (A) Excess Availability plus (B) consolidated cash and cash equivalents on hand of the Parent Guarantor and the Subsidiaries as of the date of the entry or any date during the continuance of such judgment, order or decree and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

                  (l) any loss, theft, damage or destruction of any item or items of Collateral or other property of the Parent Guarantor or any Subsidiary occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

                  (m) there is filed against the Parent Guarantor or any Subsidiary any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

                  (n) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void (except for any termination that is approved in writing by the requisite Lenders);

                  (o) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of any Borrower Party under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount, together with the amount of any liability under clauses (ii) and (iii) of this SECTION 9.1(O), in excess of $5,000,000 or fifty percent (50%) of the sum of (A) Excess Availability plus (B) consolidated cash and cash equivalents on hand of the Parent Guarantor and the Subsidiaries as of the date of the occurrence of the ERISA Event or at any time during the continuance thereof; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time, together with the amount of any liability under clauses (i) and (iii) of this
SECTION 9.1(O), exceeds $5,000,000 or fifty percent (50%) of the sum of (A) Excess Availability plus (B) consolidated cash and cash equivalents on hand of the Parent Guarantor and the Subsidiaries as of the date of the occurrence of the Unfunded Pension Liability or at any time during the continuance thereof; or (iii) any Borrower Party or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount, together with the amount of any liability under clauses (i) and (ii) of this SECTION 9.1(O), in excess of $5,000,000 or fifty percent (50%) of the sum of (A) Excess Availability plus (B) consolidated cash and cash equivalents on hand of the Parent Guarantor and the Subsidiaries as of the date such payment is due or at any time thereafter until paid in full;

                  (p) there occurs a Change of Control; or

                  (q) there occurs an event having a Material Adverse Effect.

         9.2 REMEDIES.

                  (a) If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower Parties: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base or increasing Reserves; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrower
Parties: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in SECTIONS 9.1(E), 9.1(F), 9.1(G), or 9.1(H), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrowers to cash collateralize one hundred five percent (105%) all outstanding Letter of Credit Obligations; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

                  (b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the Borrower Parties' premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower Parties shall, upon the Agent's demand, at the Borrowers' cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower Parties agree (on their behalf and on behalf of their Subsidiaries) that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Parent Guarantor and the Subsidiaries if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) Business Days prior to such action to the Administrative Borrower's address specified in or pursuant to SECTION 13.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given for the non-cash portion of the purchase price with respect thereto against the Obligations until the Agent or the Lenders receive cash payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Parent Guarantor and the Subsidiaries. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower Parties (on their behalf and on behalf of their Subsidiaries) irrevocably waive: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower Parties agree (on their behalf and on behalf of their Subsidiaries) that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, the Parent Guarantor's and the Subsidiaries' labels, patents, copyrights, names, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Parent Guarantor's and the Subsidiaries' rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The Agent will return any excess to the Parent Guarantor and the Subsidiaries and the Parent Guarantor and the Subsidiaries shall remain liable for any deficiency.

                  (c) If an Event of Default occurs, the Borrower Parties hereby waive (on their behalf and on behalf of the Subsidiaries) all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

                                   ARTICLE 10
                              TERM AND TERMINATION

         10.1 TERM AND TERMINATION. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent upon direction from the Majority Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange for (a) the cancellation and return of Letters of Credit then outstanding or (b) the deposit of cash collateral or the delivery of a Supporting Letter of Credit in accordance with the provisions of SECTION 1.3(G). Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrower Parties shall remain bound by the terms of this Agreement and shall not be relieved of any of their respective Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent's Liens in and all rights and remedies with respect to all then existing and after-acquired or after-arising Collateral).

                                   ARTICLE 11
          AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

         11.1 AMENDMENTS AND WAIVERS.

                  (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower Parties therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Borrower Parties party thereto and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by the Required Lenders and the Borrower Parties and acknowledged by the Agent, change the definition of Eligible Accounts, Eligible Inventory or Maximum Inventory Loan Amount; PROVIDED FURTHER, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrower Parties party thereto and acknowledged by the Agent, do any of the following:

                           (i) except as set forth in SECTION 1.6, increase or
                  extend the Commitment of any Lender (it being understood and agreed that a waiver of any Default or Event of Default or a modification of any of the defined terms contained herein shall not constitute a change in the terms of any Commitment of any Lender);

                           (ii) postpone or delay any date fixed by this
                  Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                           (iii) reduce the principal of, or the rate of
                  interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                           (iv) change the percentage of the Commitments or of
                  the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

                           (v) increase any of the percentages set forth in the
                  definition of the Borrowing Base;

                           (vi) amend this Section or any provision of this
                  Agreement providing for consent or other action by all Lenders;

                           (vii) release any material Guaranties of the
                  Obligations or release Collateral other than as permitted by
                  SECTION 12.11;

                           (viii) change the definitions of "Majority Lenders"
                  or "Required Lenders";

                           (ix) increase the Maximum Revolver Amount, the
                  Maximum Fixed Assets Loan Amount or Letter of Credit Subfacility; or

                           (x) any change to the amortization provisions in the
                  definition of Maximum Fixed Assets Loan Amount;

PROVIDED, HOWEVER, the Agent may, in its sole discretion and notwithstanding the limitations contained in CLAUSES (V) and (IX) above and any other terms of this Agreement, make Agent Advances in accordance with SECTION 1.2(I) and, PROVIDED FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document and provided further, that SCHEDULE 1.2 hereto (Commitments) may be amended from time to time by Agent alone to reflect assignments of Commitments in accordance herewith.

                  (b) [Intentionally omitted.]

                  (c) If, in connection with any proposed amendment, waiver or consent (a "Proposed Change") requiring the consent of all Lenders, the consent of Majority Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained is hereinafter referred to as a "Non-Consenting Lender") then, so long as the Agent is not a Non-Consenting Lender, at the Borrowers' request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent's approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders' Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance agreement(s), without premium or discount.

         11.2 ASSIGNMENTS; PARTICIPATIONS.

                  (a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $10,000,000); PROVIDED, HOWEVER, that the Borrower Parties and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Administrative Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Administrative Borrower and the Agent an Assignment and Acceptance in the form of EXHIBIT F ("ASSIGNMENT AND ACCEPTANCE") and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500; provided, however, that no such processing fee shall be due in connection with any assignment by a Lender to an Affiliate of such Lender.

                  (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Parent Guarantor and any Subsidiary to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent Guarantor and the Subsidiaries or the performance or observance by the Parent Guarantor and the Subsidiaries, as applicable, of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Immediately upon satisfaction of the requirements of
SECTION 11.2(A), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                  (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of any Borrower Party (a "PARTICIPANT") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "ORIGINATING LENDER") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower Parties and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in SECTION 11.1(A) (I), (II) and (III), and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                  (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or United States Treasury Regulation 31 C.F.R. ss. 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                   ARTICLE 12
                                    THE AGENT

         12.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby designates and appoints Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this
Article 12 are solely for the benefit of the Agent and the Lenders and, except as otherwise expressly provided in this Article 12, no Borrower Party shall have any rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to SECTION 1.2(I), and (c) the exercise of remedies pursuant to SECTION 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

         12.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         12.3 LIABILITY OF AGENT. None of the Agent Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Parent Guarantor or any of the Parent Guarantor's Subsidiaries or Affiliates.

         12.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower Parties), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or all Lenders if so required by

SECTION 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         12.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with SECTION 9; PROVIDED, HOWEVER, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         12.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of Borrower Parties and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower Parties and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower Parties which may come into the possession of any of the Agent Related Persons.

         12.7 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in SECTION 13.11; provided, however, that no Lender shall be liable for the payment to the Agent Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out of pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         12.8 AGENT IN INDIVIDUAL CAPACITY. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Parent Guarantor and its Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Bank or its Affiliates may receive information regarding the Parent Guarantor, the Borrowers, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Parent Guarantor, the Borrowers or such Affiliates) and acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include the Bank in its individual capacity.

         12.9 SUCCESSOR AGENT. The Agent may resign as Agent upon at least thirty (30)-days' prior notice to the Lenders and the Borrowers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         12.10 WITHHOLDING TAX.

                  (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, United States withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the
Agent:

                           (i) if such Lender claims an exemption from, or a
                  reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                           (ii) if such Lender claims that interest paid under
                  this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                           (iii) such other form or forms as may be required
                  under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form FW-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

                  (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         12.11 COLLATERAL MATTERS.

                  (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Liens upon any Collateral, other than any cash collateral or Supportive Letter of Credit provided by Borrowers pursuant to SECTION 1.3(G) (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due), unless such Letters of Credit are cash collateralized or supported by a Supporting Letter of Credit pursuant to SECTION 1.3(G) and all other Obligations; (ii) constituting property being sold or disposed of if the Borrowers certify to the Agent that the sale or disposition is made in compliance with SECTION 7.10 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Borrower Parties owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Borrower Parties under a lease which has expired or been terminated in a transaction permitted under this Agreement or (v) constituting property that is subject to any alternative fixed assets financing obtained by the Borrowers in accordance with SECTIONS 3.2 and 7.14. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $5,000,000 during each Fiscal Year without the prior written authorization of the Lenders and the Agent may release the Agent's Liens on Collateral valued in the aggregate not in excess of $7,500,000 during each Fiscal Year with the prior written authorization of Majority Lenders. Upon request by the Agent or the Borrowers at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's

Liens upon particular types or items of Collateral pursuant to this SECTION
12.11.

                  (b) Upon receipt by the Agent of any authorization required pursuant to SECTION 12.11(A) from the Lenders of the Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five (5)-Business Days' prior written request by the Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; PROVIDED, HOWEVER, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower Parties in respect of) all interests retained by any Borrower Party, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower Parties or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

         12.12 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

                  (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set-off against the Obligations, any amounts owing by such Lender to the Borrowers or any accounts of the Borrower Parties now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any other action to enforce its rights under this Agreement or against the Borrower Parties, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                  (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrowers to such Lender arising under, or relating to, this

Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         12.13 AGENCY FOR PERFECTION. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

         12.14 PAYMENTS BY AGENT TO LENDERS. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         12.15 SETTLEMENT.

                  (a) (i) Each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                           (ii) The Agent shall request settlement
                  ("Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis at Agent's election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan,
                  (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (Atlanta, Georgia time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Bank, in the case of Non-Ratable Loans and the Agent in the case of Agent Advances) shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the Agent, to Agent's account, not later than 2:00 p.m. (Atlanta, Georgia time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance.

                           (iii) Notwithstanding the foregoing, not more than
                  one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank or Agent, as applicable, shall pay to Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Loans.

                           (iv) From and after the date, if any, on which any
                  Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

                           (v) Between Settlement Dates, the Agent, to the
                  extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

                           (vi) Unless the Agent has received written notice
                  from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in ARTICLE 8 have been satisfied and the requested Borrowing will not exceed Excess Availability on any Funding Date for a Revolving Loan or Non-Ratable Loan.

                           (vii) On each Increased Maximum Revolver Amount
                  Closing Date, each New Lender shall transfer to the Agent, for the benefit of the Lenders (other than the New Lenders joining as Lenders on such date), an amount such that each Lender's (including each such New Lender's) funded portion of the Revolving Loans shall be equal to such Lender's Pro Rata Share of the outstanding Revolving Loans. No breakage fees under
                  SECTION 4.4 shall be payable by the Borrowers in connection with any such settlement under this SECTION 12.15(A)(VII).

                  (b) LENDERS' FAILURE TO PERFORM. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

                  (c) DEFAULTING LENDERS. Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender's Pro Rata Share of a Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and the Agent has transferred corresponding amount to the Borrowers on the Business Day following such Funding Date that Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender's full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender's Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrowers of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on that Funding Date. No Lender shall be responsible for any other Lender's failure to advance such other Lenders' Pro Rata Share of any Borrowing.

                  (d) RETENTION OF DEFAULTING LENDER'S PAYMENTS. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan to the Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrowers shall bear interest at the rate applicable to Base Rate Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, PROVIDED, HOWEVER, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrowers of their duties and obligations hereunder.

                  (e) REMOVAL OF DEFAULTING LENDER. At the Borrowers' request, the Agent or an Eligible Assignee reasonably acceptable to the Agent and the Borrowers shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Defaulting Lender's outstanding Commitments hereunder. Such sale shall be consummated promptly after Agent has arranged for a purchase by Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender's Loans, plus accrued interest and fees, without premium or discount.

         12.16 LETTERS OF CREDIT; INTRA-LENDER ISSUES.

                  (a) NOTICE OF LETTER OF CREDIT BALANCE. On each Settlement Date, the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

                  (b) PARTICIPATIONS IN LETTERS OF CREDIT.

                           (i) PURCHASE OF PARTICIPATIONS. Immediately upon
                  issuance of any Letter of Credit in accordance with SECTION 1.3(D), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not the Bank, in connection with the issuance of such Letter of Credit (including all obligations of the Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

                           (ii) SHARING OF REIMBURSEMENT OBLIGATION PAYMENTS.
                  Whenever the Agent receives a payment from the Borrowers on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from the Borrowers. Each such payment shall be made by the Agent on the next Settlement Date.

                           (iii) DOCUMENTATION. Upon the request of any Lender,
                  the Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                           (iv) OBLIGATIONS IRREVOCABLE. The obligations of each
                  Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrowers for whose account the Letter of Credit or Credit Support was issued to make payments to the Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

                                    (1) any lack of validity or enforceability
                  of this Agreement or any of the other Loan Documents;

                                    (2) the existence of any claim, setoff,
                  defense or other right which the Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrowers or any other Person and the beneficiary named in any Letter of Credit);

                                    (3) any draft, certificate or any other
                  document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                    (4) the surrender or impairment of any
                  security for the performance or observance of any of the terms of any of the Loan Documents;

                                    (5) the occurrence of any Default or Event
                  of Default; or

                                    (6) the failure of the Borrowers to satisfy
                  the applicable conditions precedent set forth in Article 8.

                  (c) RECOVERY OR AVOIDANCE OF PAYMENTS; REFUND OF PAYMENTS IN ERROR. In the event any payment by or on behalf of the Borrowers received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                  (d) INDEMNIFICATION BY LENDERS. To the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrowers to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrowers. The agreement contained in this Section shall survive payment in full of all other Obligations.

         12.17 CONCERNING THE COLLATERAL AND THE RELATED LOAN DOCUMENTS. Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Agent Advances, Non-Ratable Loans, Hedge Agreements, Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured PARI PASSU by all of the Collateral.

         12.18 FIELD AUDIT AND EXAMINATION REPORTS; DISCLAIMER BY LENDERS. By signing this Agreement, each Lender:

                  (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of the Agent;

                  (b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Borrower Parties and will rely significantly upon the Borrower Parties' books and records, as well as on representations of the Borrower Parties' personnel;

                  (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

         12.19 RELATION AMONG LENDERS. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

         12.20 ADDITIONAL AGENTS. None of the Lenders or other entities identified on the facing page of or elsewhere in this Agreement as a "Book Manager", "Sole Lead Arranger", "Syndication Agent" or "Documentation Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other entities so identified in deciding to enter into this Agreement or any other Loan Document or in taking or not taking action hereunder or thereunder.

                                   ARTICLE 13
                                  MISCELLANEOUS

         13.1 NO WAIVERS; CUMULATIVE REMEDIES. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrower Parties and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrower Parties of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral.

The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

         13.2 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         13.3 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS.

                  (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF GEORGIA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA OR OF THE UNITED STATES LOCATED IN FULTON COUNTY, GEORGIA; AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF EACH BORROWER PARTY, THE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF EACH BORROWER PARTY, THE AGENT EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER PARTIES OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                  (c) EACH BORROWER PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE

ADMINISTRATIVE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 13.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

         13.4 WAIVER OF JURY TRIAL. THE BORROWER PARTIES, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER PARTIES, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         13.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the Borrower Parties' representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

         13.6 OTHER SECURITY AND GUARANTIES. The Agent, may, without notice or demand and without affecting the Borrower Parties' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

         13.7 FEES AND EXPENSES. The Borrowers agree to pay to the Agent, for its benefit, on demand, all costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrower Parties under the Loan Documents that the Borrower Parties fail to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral and other due diligence, including travel, lodging, and meals for inspections of the Collateral and the Borrower Parties' operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit); and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Borrowers agree to pay costs and expenses incurred by the Agent (including Attorneys' Costs) to the Agent, for its benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the Borrowers' Loan Account as Revolving Loans as described in
SECTION 3.5.

         13.8 NOTICES. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) five (5) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted and confirmed, in each case addressed to the party to be notified as follows:

         If to the Agent or to the Bank:

                  Bank of America, N.A.
                  600 Peachtree Street, N.E., 5th Floor
                  Atlanta, Georgia 30308
                  Attention: Business Credit
                  Account Executive
                  Telecopy No.: (404) 607-6439
                  Electronic Mail: david.m.anderson@bankofamerica.com;
                  andrew.doherty@bankofamerica.com

         with copies to:

                  Paul Hastings, Janofsky & Walker LLP
                  600 Peachtree Street, N.E., Suite 2400
                  Atlanta, Georgia  30308
                  Attention:  Chris D. Molen, Esq.
                  Telecopy No.: (404) 815-2424

         If to the Borrower Parties, or any of them:

                  Andrx Corporation
                  2915 Weston Road
                  Weston, Florida 33331
                  Attention: Chief Financial Officer
                  Telecopy No.: (954) 217-4202

         with copies to:

                  Andrx Corporation
                  4955 Orange Drive
                  Davie, Florida 33314
                  Attention: General Counsel
                  Telecopy No.: (954) 585-1723

                  Broad and Cassel
                  201 S. Biscayne Boulevard, Suite 3000
                  Miami, Florida 33131
                  Attention: Dale S. Bergman, P.A.
                  Telecopy No.: (305) 373-9443

         If to a Lender, to such Lender at such address as shall be set forth on its signature page hereof, in each case above, or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Electronic mail may only be used in connection with routine delivery of documents referred to in SECTION 5.2(J) and may not be used for any other purpose.

         13.9 WAIVER OF NOTICES. Unless otherwise expressly provided herein, the Borrower Parties waive presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower Parties which the Agent or any Lender may elect to give shall entitle the Borrower Parties, or any of them, to any or further notice or demand in the same, similar or other circumstances.

         13.10 BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower Parties without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

         13.11 INDEMNITY OF THE AGENT AND THE LENDERS BY THE BORROWERS.

                  (a) Each Borrower agrees to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys in fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding, or appellate proceeding or proceeding brought by, on behalf of or with respect to the FDA) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

                  (b) Each Borrower agrees to indemnify, defend and hold harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Contaminant relating to the Borrowers' operations, business or property. This indemnity will apply whether the Contaminant is on, under or about the Borrower's property or operations or property leased to the Borrowers. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns.

                  (c) It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that Lender shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Agent to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify and hold harmless the Agent against any and all liability, expense, loss or claim of damage or injury, made against the Agent by any Borrower or by any third party whosoever, arising from or incurred by reason of (i) the handling of the Loan Account and Collateral of the Borrowers as herein provided, (ii) the Agent's relying on any instructions of the Administrative Borrower, or (iii) any other action taken by the Agent hereunder or under the other Loan Documents, except that the Borrowers will have no liability to any Indemnified Person under this SECTION 13.11(C) with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person.

         13.12 LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY EACH OF ANY BORROWER PARTY, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH OF EACH BORROWER PARTY AND EACH LENDER HEREBY WAIVES, RELEASES AND

AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

         13.13 FINAL AGREEMENT. This Agreement and the other Loan Documents are intended by the Borrower Parties, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrower Parties party thereto and a duly authorized officer of each of the Agent and the requisite Lenders.

         13.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender, and each Borrower Party in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         13.15 CAPTIONS. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

         13.16 RIGHT OF SETOFF. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of the Borrowers against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

         13.17 CONFIDENTIALITY.

                  (a) The Borrower Parties hereby consent that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrower Parties and a general description of the Borrower Parties' businesses and may use the Borrower Parties' name in advertising and other promotional material.

                  (b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrowers Parties and provided to the Agent or such Lender by or on behalf of the Borrower Parties, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower Parties, provided that such source is not bound by a confidentiality agreement with the Borrower Parties known to the Agent or such Lender; PROVIDED, HOWEVER, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder;
(8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower Parties are party or is deemed party with the Agent or such Lender, and (9) to its Affiliates.

         13.18 CONFLICTS WITH OTHER LOAN DOCUMENTS. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

         13.19 THE ADMINISTRATIVE BORROWER. Each Borrower hereby irrevocably appoints the Andrx Management Corporation as the borrowing agent and attorney-in-fact for all Borrowers (the "ADMINISTRATIVE BORROWER"), which appointment shall remain in full force and effect unless and until the Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed the Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower
(i) to provide the Agent with all notices with respect to Revolving Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Revolving Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.

         13.20 EXCULPATION. Except in the case of fraud or intentional misconduct in connection with the performance by the Borrower Parties of their respective obligations pursuant to this Agreement or any of the other Loan Documents, no shareholder of the Parent Guarantor or director or officer of any of the Borrower Parties shall be individually or personally liable for the payment of the interest, principal or fees in connection with the Loans, but nothing contained herein shall relieve any director or officer of any of the Borrower Parties from the performance of their respective duties on behalf of the Borrower Parties. Notwithstanding anything in the Loan Documents to the contrary, the Agent and each Lender agree that in any action brought to enforce the obligations of any of the Borrower Parties to pay the indebtedness evidenced by the Revolving Loan Note or to enforce the obligations of any of the Borrower Parties created or arising under any of the Loan Documents, absent such fraud or intentional misconduct, the Agent and the Lenders shall not seek to invoke personal liability for such obligations against (i) any shareholder of the Parent Guarantor or director or officer of any of the Borrower Parties or (ii) any legal representative, heir, legatee, successor or assignee of any of the foregoing.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                         BORROWERS:

                                         ANDA, INC., a Florida corporation

                                         By:
                                            ---------------------------------
                                         Title:
                                               ------------------------------

                                         ANDA PHARMACEUTICALS, INC., a
                                         Florida corporation

                                         By:
                                            ---------------------------------
                                         Title:
                                               ------------------------------


                                         ANDRX LABORATORIES, INC., a
                                         Mississippi corporation

                                         By:
                                            ---------------------------------
                                         Title:
                                               ------------------------------


                                         ANDRX LABS, LLC, a Delaware limited
                                         liability company

                                         By:
                                            ---------------------------------
                                         Title:
                                               ------------------------------


                                         ANDRX MANAGEMENT
                                         CORPORATION, formerly known as
                                         Anda Sales, Inc., a Florida corporation

                                         By:
                                            ---------------------------------
                                         Title:
                                               ------------------------------


                                         ANDRX PHARMACEUTICALS
                                         EQUIPMENT #1, LLC, a Florida
                                         limited liability company

                                         By:
                                            ---------------------------------
                                         Title:
                                               ------------------------------

                                         ANDRX PHARMACEUTICALS, INC., a
                                         Florida corporation

                                         By:
                                            ---------------------------------
                                         Title:
                                               ------------------------------


                                         ANDRX PHARMACEUTICALS, LLC, a
                                         Delaware limited liability company

                                         By:
                                            ---------------------------------
                                         Title:
                                               ------------------------------


                                         ANDRX PHARMACEUTICALS (NC), INC.,
                                         a Florida corporation

                                         By:
                                            ---------------------------------
                                         Title:
                                               ------------------------------


                                         VALMED PHARMACEUTICAL, INC.,
                                         a New York corporation

                                         By:
                                            ---------------------------------
                                         Title:
                                               ------------------------------



                                         GUARANTORS:

                                         ANDA PUERTO RICO, INC.,
                                         a Puerto Rico corporation

                                         By:
                                            ---------------------------------
                                         Title:
                                               ------------------------------



                                         ANDRX CORPORATION, a Delaware
                                         corporation

                                         By:
                                            ---------------------------------
                                         Title:
                                               ------------------------------

                                         ANDRX LABORATORIES (NJ), INC.,
                                         a Delaware corporation

                                         By:
                                            ---------------------------------
                                         Title:
                                               ------------------------------



                                         ANDRX PHARMACEUTICALS SALES
                                         AND MARKETING, INC., a
                                         Florida corporation

                                         By:
                                            ---------------------------------
                                         Title:
                                               ------------------------------



                                         ARMSTRONG PHARMACEUTICALS, INC.,
                                         a Delaware corporation

                                         By:
                                            ---------------------------------
                                         Title:
                                               ------------------------------



                                         CARAN PHARMACEUTICALS, INC.,
                                         a Nevada corporation

                                         By:
                                            ---------------------------------
                                         Title:
                                               ------------------------------


                                         CYBEAR, LLC,
                                         a Delaware limited liability company

                                         By:
                                            ---------------------------------
                                         Title:
                                               ------------------------------



                                         MEDICONSULT.COM, INC.,
                                         a Delaware corporation,

                                         By:
                                            ---------------------------------
                                         Title:
                                               ------------------------------

                                         MEDICONSULT.COM (US), LTD.,
                                         a Delaware corporation

                                         By:
                                            ---------------------------------
                                         Title:
                                               ------------------------------



                                         PHYSICIANS' ONLINE, LLC,
                                         a Delaware limited liability company

                                         By:
                                            ---------------------------------
                                         Title:
                                               ------------------------------



                                         SR SIX, INC.,
                                         a Florida corporation

                                         By:
                                            ---------------------------------
                                         Title:
                                               ------------------------------

                                         AGENT AND LENDERS:

                                         BANK OF AMERICA, N.A., as the Agent
                                         and a Lender

                                         By:
                                            --------------------------------
                                         Its:
                                             -------------------------------

                                        CONGRESS FINANCIAL
                                        CORPORATION (CENTRAL), as the
                                        Syndication Agent and as a Lender

                                        By:
                                           ------------------------------
                                        Its:
                                            -----------------------------

                                        Address for Notices:

                                        Credit:

                                        Congress Financial Corporation (Central)
                                        150 S. Wacker Dr., Suite 2200
                                        Chicago, IL 60606
                                        Attn: Keith Chapman
                                        Facsimile: (312) 332-0420
                                        Electronic Mail:
                                        keithchapman@congressfinancial.com
                                        ----------------------------------

                                        Operations:

                                        Congress Financial Corporation (Central)
                                        150 S. Wacker Dr., Suite 2200
                                        Chicago, IL 60606
                                        Attn: Mark Dunne
                                        Facsimile: (312) 332-0424
                                        Electronic Mail:
                                        mdunne@congressfinancial.com
                                        ----------------------------

                                         STANDARD FEDERAL BANK
                                         NATIONAL ASSOCIATION, acting by
                                         and through its agent, LASALLE BUSINESS
                                         CREDIT, INC., as the Documentation
                                         Agent and as a Lender

                                         By:
                                            ------------------------------
                                         Its:
                                             -----------------------------


                                         Address for Notices:

                                         Credit:

                                         LaSalle Business Credit, Inc.
                                         6201 Fairview Road, Suite 200
                                         Charlotte, NC 28210
                                         Attn: Steve Janson
                                         Facsimile: (704) 676-0745
                                         Electronic Mail:
                                         steven.j.janson@abnamro.com
                                         ---------------------------

                                         Operations:

                                         LaSalle Business Credit, Inc.
                                         135 S. LaSalle St., Suite 425
                                         Chicago, Illinois 60603
                                         Attn: Karen Simon
                                         Facsimile: (312) 904-5307
                                         Electronic Mail:
                                         karen.simon@abnamro.com
                                         -----------------------

                                       TRANSAMERICA BUSINESS CAPITAL
                                       CORPORATION,
                                       as a Lender

                                       By:
                                          ------------------------------
                                       Its:
                                           -----------------------------


                                       Address for Notices:

                                       Credit:

                                       Transamerica Business Capital Corporation
                                       Two Ravinia Drive, Suite 700
                                       Atlanta, Georgia 30346
                                       Attn: Susanna Jones, Dennis Snyder
                                       Facsimile: (770) 350-8825
                                       Electronic Mail:
                                       susanna.jones@transamerica.com;
                                       ------------------------------
                                       dennis.snyder@transamerica.com
                                       ------------------------------

                                       Operations:

                                       Transamerica Business Capital Corporation
                                       Two Ravinia Drive, Suite 700
                                       Atlanta, Georgia 30346
                                       Attn: Artnita Lewis, Sandra Hill
                                       Facsimile: (770) 350-8825
                                       Electronic Mail:
                                       arnita.lewis@transamerica.com;
                                       -----------------------------
                                       sandra.hill@transamerica.com
                                       ----------------------------

                                         PNC BANK, NATIONAL ASSOCIATION
                                         as a Lender

                                         By:
                                            ------------------------------
                                         Its:
                                             -----------------------------


                                         Address for Notices:

                                         Credit and Operations:

                                         PNC Business Credit
                                         201 South Tryon St., Suite 900
                                         Charlotte, NC 28202
                                         Attn: Alex Council
                                         Facsimile: (704) 342-8450
                                         Electronic Mail:
                                         alex.council@pncbusinesscredit.com
                                         ----------------------------------

                                         THE CIT GROUP/BUSINESS CREDIT,
                                         INC., as a Lender

                                         By:
                                            ------------------------------
                                         Its:
                                             -----------------------------


                                         Address for Notices:

                                         Credit:

                                         The CIT/Business Credit, Inc.
                                         900 Ashwood Parkway, Suite 610
                                         Atlanta, Georgia 30338
                                         Attn: Arthur R. Cordwell, Jr.
                                         Facsimile: (770) 552-7673
                                         Electronic Mail:
                                         art.cordwell@cit.com
                                         --------------------

                                         Operations:

                                         The CIT/Business Credit, Inc.
                                         900 Ashwood Parkway, Suite 610
                                         Atlanta, Georgia 30338
                                         Attn: Earl Scurlock
                                         Facsimile: (770) 552-7673
                                         Electronic Mail:
                                         earl.scurlock@cit.com
                                         ---------------------

                                     ANNEX A
                                       to
                                CREDIT AGREEMENT
                                   DEFINITIONS


         Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the
Agreement:

         "ACCOUNT DEBTOR" means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangibles (including a payment intangible).

         "ACCOUNTS" means all of the Parent Guarantor's and each Subsidiary's now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

         "ACCOUNTS RECEIVABLE BORROWERS" means Anda, Inc., Anda Pharmaceuticals, Inc., Valmed Pharmaceutical, Inc. and each other Borrower whose Accounts are included in the Borrowing Base, in each case, and any successor thereto in connection with a merger permitted by SECTION 7.10(III), and "ACCOUNTS RECEIVABLE BORROWER" shall mean any one of the foregoing Accounts Receivable Borrowers.

         "ACH TRANSACTIONS" means any cash management or related services including the automatic clearing house transfer of funds by the Bank for the account of any Borrower Party pursuant to agreement or overdrafts.

         "ADMINISTRATIVE BORROWER" has the meaning specified in SECTION 13.19.

         "ADJUSTED NET EARNINGS FROM OPERATIONS" means, with respect to any fiscal period of the Parent Guarantor, the Parent Guarantor's net income, on a consolidated basis, after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding, without duplication, any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by the Parent Guarantor or any consolidated Subsidiary in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person in which the Parent Guarantor or a consolidated Subsidiary has an ownership interest, other than another Borrower or any Guarantor, unless (and only to the extent) such earnings shall actually have been received by the Parent Guarantor or such Subsidiary in the form of cash distributions; (e) earnings of any Person to which assets of the Parent Guarantor or a consolidated Subsidiary shall have been sold, transferred or disposed of, or into which the Parent Guarantor or a consolidated Subsidiary shall have been merged, or which has been a party with the Parent Guarantor or any consolidated Subsidiary to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of the Parent Guarantor or any consolidated Subsidiary or from cancellation or forgiveness of Debt; (g) non-cash gain or loss arising from extraordinary items, as determined in accordance with GAAP, or from any other non-cash non-recurring transaction; and (h) non-cash costs of options granted by the Parent Guarantor.

         "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

         "AGENT" means the Bank, solely in its capacity as agent for the Lenders, and any successor agent.

         "AGENT ADVANCES" has the meaning specified in SECTION 1.2(I).

         "AGENT'S LIENS" means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, Bank, and the Agent pursuant to this Agreement and the other Loan Documents.

         "AGENT RELATED PERSONS" means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

         "AGGREGATE REVOLVER OUTSTANDINGS" means, at any date of determination: the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

         "AGREEMENT" means the Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

         "ANDA" has the meaning specified in SECTION 6.29(A).

         "ANDA, INC." means Anda, Inc., a Florida corporation.

         "ANDA PHARMACEUTICALS, INC." means Anda Pharmaceuticals, Inc., a Florida corporation.

         "ANDA CONSUMER PRODUCTS, INC." means Anda Consumer Products, Inc., a Florida corporation.

         "ANDRX FINANCIAL CORP." means Andrx Financial Corp., a Nevada corporation.

         "ANDRX FLORIDA" means Andrx Corporation, a Florida corporation.

         "ANDRX LABORATORIES, INC." means Andrx Laboratories, Inc., a Mississippi corporation.

         "ANDRX LABORATORIES (NJ), INC." means Andrx Laboratories (NJ), Inc., a Delaware corporation.

         "ANDRX LABS, INC." means Andrx Labs, Inc., a Florida corporation.

         "ANDRX LABS, LLC" has the meaning specified in SECTION 8.1(P).

         "ANDRX MANAGEMENT CORPORATION" means Andrx Management Corporation, formerly known as Anda Sales, Inc., a Florida corporation.

         "ANDRX PHARMACEUTICALS EQUIPMENT #1, L.C." means Andrx Pharmaceuticals Equipment #1, L.C., a Florida limited liability company.

         "ANDRX PHARMACEUTICALS EQUIPMENT #1 LLC" means Andrx Pharmaceuticals Equipment #1, LLC, a Florida limited liability company, formerly known as Andrx Pharmaceuticals Equipment #1, L.C.

         "ANDRX PHARMACEUTICALS, INC." means Andrx Pharmaceuticals, Inc., a Florida corporation, the predecessor to Andrx Pharmaceuticals, LLC.

         "ANDRX PHARMACEUTICALS, LLC" has the meaning specified in SECTION 7.10(V)(3).

         "ANDRX PHARMACEUTICALS (NC), INC." means Andrx Pharmaceuticals (NC), Inc., a Florida corporation.

         "ANDRX PHARMACEUTICALS (NJ), INC." means Andrx Pharmaceuticals (NJ), Inc., a Florida corporation.

         "ANDRX PHARMACEUTICALS SALES, INC." means Andrx Pharmaceuticals Sales, Inc., a Florida corporation.

         "ANNIVERSARY DATE" means each anniversary of the Closing Date.

         "APPLICABLE MARGIN" means

         (i) with respect to Base Rate Loans and all other Obligations (other than LIBOR Rate Loans), 0.0%; and

         (ii) with respect to LIBOR Rate Loans, 2.25%.

         The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by the Parent Guarantor's consolidated financial performance, commencing with the first day of the first calendar month that occurs more than five (5) days after delivery of the Parent Guarantor's Consolidated annual audited Financial Statements to Lenders for the fiscal year ending December 31, 2003. Adjustments in Applicable Margins shall be determined by reference to the following grids:

-------------------------------------------------- ----------------------------- --------------------
IF THE AVERAGE AVAILABILITY FOR THE IMMEDIATELY    IF THE AVERAGE AGGREGATE      LEVEL OF
PRECEDING FISCAL QUARTER IS:                       REVOLVER OUTSTANDINGS FOR     APPLICABLE MARGINS:
                                                   THE IMMEDIATELY PRECEDING
                                                   FISCAL QUARTER ARE:
-------------------------------------------------- ----------------------------- --------------------
Greater than $150,000,000                          Not Applicable                Level I
-------------------------------------------------- ----------------------------- --------------------
Greater than $75,000,000, but less than or equal   Less than or equal to         Level II
to $150,000,000                                    $75,000,000
-------------------------------------------------- ----------------------------- --------------------
Greater than $75,000,000, but less than or equal   Greater than $75,000,000      Level III
to $150,000,000
-------------------------------------------------- ----------------------------- --------------------
Less than or equal to $75,000,000                  Not Applicable                Level IV
-------------------------------------------------- ----------------------------- --------------------

         LOW TO HIGH

--------------------------------------- ------------------------------------------------------------------
                                                                 APPLICABLE MARGINS
--------------------------------------- ----------------- --------------- ----------------- --------------
                                            LEVEL I          LEVEL II        LEVEL III          LEVEL IV
                                            -------          --------        ---------          --------
--------------------------------------- ----------------- --------------- ----------------- --------------
Base Rate Loans                              0.00%            0.00%            0.25%              0.50%
--------------------------------------- ----------------- --------------- ----------------- --------------
LIBOR Rate Loans                             2.00%            2.25%            2.50%              2.75%
--------------------------------------- ----------------- --------------- ----------------- --------------

         All adjustments in the Applicable Margins after December 31, 2003 shall be implemented quarterly on a prospective basis, for each calendar month commencing at least five (5) days after the date of delivery to the Lenders of quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, the Administrative Borrower, on behalf of the Borrowers, shall deliver to the Agent and the Lenders a certificate, signed by its president, chief financial officer or an executive vice president thereof, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

         "ASSIGNED CONTRACTS" means, collectively, all of the Parent Guarantor's and each Subsidiary's rights and remedies under, and all moneys and claims for money due or to become due to the Parent Guarantor and the Subsidiaries under those contracts set forth on SCHEDULE 1.1, and any other material contracts, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of the Parent Guarantor or any Subsidiary now or hereafter existing: (i) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (ii) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (iii) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (iv) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

         "ASSIGNEE" has the meaning specified in SECTION 11.2(A).

         "ASSIGNMENT AND ACCEPTANCE" has the meaning specified in SECTION
11.2(A).

         "ATTORNEY COSTS" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent, and the reasonably allocated costs and expenses of internal legal services of the Agent.

         "AURA PHARMACEUTICALS, INC." means Aura Pharmaceuticals, Inc., a Florida corporation.

         "AVAILABILITY" means, at any time (a) the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base, MINUS (b) Reserves other than Reserves deducted in the calculation of the Borrowing Base, MINUS (c) in each case, the Aggregate Revolver Outstandings.

         "AVOIDANCE PROVISIONS" has the meaning specified in SECTION
1.5(B)(III).

         "BANK" means Bank of America, N.A., a national banking association, or any successor entity thereto.

         "BANK PRODUCTS" means any one or more of the following types of services or facilities extended to the Borrower Parties by the Bank or any affiliate of the Bank in reliance on the Bank's agreement to indemnify such affiliate or any other Lender: (i) credit cards; (ii) ACH Transactions; (iii) cash management, including controlled disbursement services; and (iv) Hedge Agreements.

         "BANK PRODUCT RESERVES" means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

         "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C.ss. 101 ET SEQ.), as in effect from time to time.

         "BASE RATE" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank (which is not necessarily the lowest of such rates) based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

         "BASE RATE LOAN" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

         "BLOCKED ACCOUNT AGREEMENT" means an agreement among a Borrower, the Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

         "BORROWER PARTIES" means the Parent Guarantor, the Borrowers and the other Guarantors, and "BORROWER PARTY" shall mean any one of the foregoing Borrower Parties.

         "BORROWERS" means Anda, Inc., Anda Pharmaceuticals, Inc., Andrx Laboratories, Inc., Andrx Labs, LLC, Andrx Management Corporation, Andrx Pharmaceuticals Equipment #1, LLC, New Andrx Pharmaceuticals, Inc., Andrx Pharmaceuticals, LLC, Andrx Pharmaceuticals (NC), Inc., and Valmed Pharmaceutical, Inc., and "Borrower" shall mean any one of the foregoing Borrowers.

         "BORROWING" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrowers or by the Bank in the case of a Borrowing funded by Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.

         "BORROWING BASE" means, at any time, an amount equal to (a) the sum of
(A) eighty-five percent (85%) of the Net Amount of Eligible Accounts, PLUS, (B) the least of (I) sixty-five percent (65%) of the value of the Eligible Inventory, (II) eighty-five percent (85%) of the Net Liquidation Value of Inventory and (III) the Maximum Inventory Loan Amount, PLUS (C) the Maximum Fixed Assets Loan Amount; MINUS (b) Reserves from time to time established by the Agent in its reasonable credit judgment.

         "BORROWING BASE CERTIFICATE" means a certificate by a Responsible Officer of the Administrative Borrower, substantially in the form of EXHIBIT B (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrowers and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

         "BUSINESS DAY" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Atlanta, Georgia or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

         "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "CAPITAL EXPENDITURES" means all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

         "CAPITAL LEASE" means any lease of property by the Parent Guarantor or a Subsidiary which, in accordance with GAAP, should be reflected as a capital lease on the consolidated balance sheet of the Parent Guarantor.

         "CHANGE OF CONTROL" shall mean (i) directly or indirectly a sale, transfer, or other conveyance of all or substantially all of the assets of the Parent Guarantor in one transaction or a series of transactions, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the shareholders of the Parent Guarantor as of the Closing Date (or any Person or group of Persons that, as of the Agreement Date, are Affiliates of such shareholders), is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than twenty-five percent (25%) of the aggregate number of votes of all classes of capital stock of the Parent Guarantor that ordinarily have voting power for the election of directors of the Parent Guarantor, (iii) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the board of directors of the Parent Guarantor, together with any new directors whose election by such board or whose nomination for election by the shareholders of the Parent Guarantor was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of the Parent Guarantor then in office or (iv) the Parent Guarantor shall cease to own, directly or indirectly, one hundred percent (100%) of the Capital Stock of any Subsidiary, except as otherwise permitted by SECTION 7.10.

         "CHATTEL PAPER" means all of the Parent Guarantor's and each Subsidiary's now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper and tangible chattel paper.

         "CLASS ACTION LITIGATION" means the class actions and other lawsuits, including those brought by states attorneys general, concerning allegations that the Parent Guarantor and the Subsidiaries violated antitrust laws with respect to their development of a generic Cardizem (R) CD product that are or have been consolidated or coordinated for pre-trial proceedings in the United Stated District Court for the Eastern District of Michigan, MDL 1278; and (b) the actions pending in state court in Florida, 98-27437-CA and 00-2461-CA (11th Judicial Circuit Miami-Dade County) and in Kansas, 99-000200 and 99-C-2350 (District Court Johnson County) involving similar claims with respect to the Parent Guarantor's and the Subsidiaries' development of a generic Cardizem (R) CD product.

         "CLEARING BANK" means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

         "CLOSING DATE" means the date of this Agreement.

         "CLOSING FEE" has the meaning specified in SECTION 2.4.

         "CODE" means the Internal Revenue Code of 1986, as in effect from time to time.

         "COLLATERAL" means the Real Estate Collateral, all of the Parent Guarantor's and each Subsidiary's personal property and all other assets of any Person from time to time subject to the Agent's Liens securing payment or performance of the Obligations.

         "COMMITMENT" means, at any time with respect to a Lender, the principal amount set forth (a) beside such Lender's name under the heading "COMMITMENT" on
SCHEDULE 1.2 attached to the Agreement, (b) on the Lender Supplement pursuant to which such Lender became a Lender hereunder in accordance with SECTION 1.6, or
(c) on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of
SECTION 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of SECTION 11.2, and "COMMITMENTS" means, collectively, the aggregate amount of the commitments of all of the Lenders.

         "CONTAMINANT" means any material defined as waste, pollutant, hazardous substance, toxic substance, hazardous waste or special waste under Environmental Laws, including without limitation, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBS"), or any constituent of any such substance or waste.

         "CONTINUATION/CONVERSION DATE" means the date on which a Loan is converted into or continued as a LIBOR Rate Loan.

         "CONTRIBUTING BORROWER" has the meaning specified in SECTION 1.5(E).

         "CREDIT SUPPORT" has the meaning specified in SECTION 1.3(A).

         "CYBEAR ACQUISITION CORP." means Cybear Acquisition Corp., a Florida corporation.

         "CYBEAR, LLC" means Cybear, LLC, a Delaware limited liability company.

         "DEBT" means, without duplication, all liabilities, obligations and indebtedness of the Parent Guarantor or any Subsidiary to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables, but including (a) all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on property of the Parent Guarantor or any Subsidiary, even though the Parent Guarantor or such Subsidiary shall not have assumed or become liable for the payment thereof; PROVIDED, HOWEVER, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Parent Guarantor or such Subsidiary prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by the Parent Guarantor or any Subsidiary, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; PROVIDED, HOWEVER, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Parent Guarantor or such Subsidiary prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties and (e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases.

         "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

         "DEFAULT RATE" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by two (2) percentage points per annum.

         "DEFAULTING LENDER" has the meaning specified in SECTION 12.15(C).

         "DEPOSIT ACCOUNTS" means all "deposit accounts" as such term is defined in the UCC, now or hereafter held in the name of the Parent Guarantor or any Subsidiary, including, without limitation, any checking or other demand deposit account, time, savings, passbook or similar account maintained with a bank.

         "DESIGNATED ACCOUNT" has the meaning specified in SECTION 1.2(C).

         "DISTRIBUTION" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for, or other rights with respect to, such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation.

         "DOCUMENTS" means all "documents" as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by the Parent Guarantor or any Subsidiary.

         "DOL" means the United States Department of Labor or any successor department or agency.

         "DOLLAR" and "$" means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under the Agreements shall be made in Dollars.

         "DORMANT MEDICONSULT.COM SUBSIDIARY" means, collectively, Cyberdiet, Inc., a California corporation, MCNS Merger Subsidiary, Inc., a California corporation, f/k/a Mood Sciences, Inc., and MCNS Merger Subsidiary II, a New Jersey corporation, f/k/a Cybear-Tech, Inc.

         "EBITDA" means, with respect to any fiscal period of the Parent Guarantor, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, interest expenses, Federal, state, local and foreign income taxes, depreciation and amortization (including, without limitation, amortization of restricted stock, stock appreciation rights and similar equity instruments).

         "ELIGIBLE ACCOUNTS" means the Accounts of the Borrowers arising from the sale of Qualifying Inventory which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting such discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Agent in its sole discretion elects, include any Account:

         (a) with respect to which more than ninety (90) days have elapsed since the date of the original invoice therefor or which is more than sixty (60) days past due;

         (b) with respect to which any of the representations and warranties in any material respect or any covenants, and agreements contained in the Security Agreement are incorrect or have been breached;

         (c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

         (d) which represents a progress billing (as hereinafter defined) or as to which any Borrower has extended the time for payment without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon such Borrower's completion of any further performance under the contract or agreement;

         (e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor, except where the buyer, assignor or transferee, as applicable, assumes the liability to pay the Account and the new Account Debtor is otherwise acceptable to the Agent in its reasonable judgment; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

         (f) if fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) above;

         (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States or Canada (provided, that, at any time promptly upon the Agent's request, the Borrowers shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by the Agent to perfect the security interests of the Agent in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the applicable Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as the Agent may request to enable the Agent as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada); or (ii) is not organized under the laws of the United States or Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Agent in its discretion;

         (h) owed by an Account Debtor which is an Affiliate or employee of any Borrower;

         (i) except as provided in clause (k) below, with respect to which either the perfection, enforceability, or validity of the Agent's Liens in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

         (j) owed by an Account Debtor to which the Parent Guarantor, any Borrower or any other Subsidiary, is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

         (k) owed by the government of the United States, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 ET SEQ.), and any other steps necessary to perfect the Agent's Liens therein, have been complied with to the Agent's satisfaction with respect to such Account;

         (l) owed by any state, municipality, or other political subdivision of the United States, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

         (m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

         (n) which is evidenced by a promissory note or other instrument or by chattel paper;

         (o) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

         (p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit any Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

         (q) which arises out of a sale not made in the ordinary course of a Borrower's business;

         (r) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrowers, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

         (s) owed by an Account Debtor which is obligated to the Borrowers respecting Accounts the aggregate unpaid balance of which exceeds twenty percent (20%) of the aggregate unpaid balance of all Accounts owed to the Accounts Receivables Borrowers at such time by all of the Borrowers' Account Debtors, but only to the extent of such excess; or

         (t) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders.

         If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

         "ELIGIBLE ASSIGNEE" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement;
(c) any Affiliate of any Lender; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

         "ELIGIBLE INVENTORY" means Qualifying Inventory of the Borrowers, valued at the lower of cost (on a first-in, first-out basis), or market, which the Agent, in its reasonable commercial discretion, determines to be Eligible Inventory. Without limiting such discretion of the Agent to establish other criteria of ineligibility, Eligible Inventory shall not, unless the Agent in its sole discretion elects, include any Inventory:

         (a) that is not owned by a Borrower;

         (b) that is not subject to the Agent's Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clause (d) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent's Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

         (c) that does not consist of finished goods;

         (d) that consists of work-in-process, chemicals (other than pharmaceuticals), samples, prototypes, supplies, or packing and shipping materials;

         (e) (i) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale or (ii) that has not been approved by the FDA or, with respect to any Inventory manufactured by the Parent Guarantor or any Subsidiary, is subject to ongoing patent infringement litigation;

         (f) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of a Borrower's business, or that is slow moving or stale;

         (g) that is obsolete or returned or repossessed or used goods taken in trade (other than returned goods that are readily saleable and without defects);

         (h) that is located outside the United States (or that is in-transit from vendors or suppliers or to buyers);

         (i) that is located in a public warehouse or in possession of a bailee or in a facility leased by a Borrower, if the warehouseman, or the bailee, or the lessor has not delivered to the Agent, if requested by the Agent, a subordination agreement in form and substance satisfactory to the Agent or if a Reserve for rents or storage charges has not been established for Inventory at that location;

         (j) that contains or bears any Proprietary Rights licensed to a Borrower by any Person, if the Agent is not reasonably satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and SECTION 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which the applicable Borrower has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent if requested;

         (k) that is not reflected in the details of a current perpetual inventory report;

         (l) that is Inventory placed on consignment;

         (m) that is Inventory that is subject to a bill-and-hold sale; or

         (n) that is Inventory that is to be returned to the vendor.

         If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

         "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

         "ENVIRONMENTAL COMPLIANCE RESERVE" means any reserve which the Agent establishes in its reasonable discretion after prior written notice to the Borrowers from time to time for amounts that are reasonably likely to be expended by the Borrower Parties (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to SECTION 7.7 in each case, with respect to the Real Estate Collateral and the Borrower Parties' operations thereon.

         "ENVIRONMENTAL INDEMNITY AGREEMENT" means the Environmental Indemnity Agreement of even date herewith executed and delivered to the Borrower Parties party thereto for the benefit of the Agent and other Lenders.

         "ENVIRONMENTAL LAWS" means all United States federal, state or local, or foreign Governmental Authority, laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

         "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "EQUIPMENT" means all of the Parent Guarantor's and each Subsidiary's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (other than consumer goods, farm products or Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by the Parent Guarantor or a Subsidiary and all of the Parent Guarantor's or such Subsidiary's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder, as in effect from time to time.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with any Borrower Party within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by the Parent Guarantor, any Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under
Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Parent Guarantor, any Subsidiary or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower Party or any ERISA Affiliate.

         "EVENT OF DEFAULT" has the meaning specified in SECTION 9.1.

         "EXCESS AVAILABILITY" means, as of any date of determination, Availability, MINUS, at any time that the Borrowers are required to maintain at least $75,000,000 of Availability under Section 7.24, $75,000,000.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, and regulations promulgated thereunder, as in effect from time to time.

         "FDA" means the United States Food and Drug Administration, and any Governmental Authority succeeding to any of its principal functions.

         "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

         "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "FINANCIAL STATEMENTS" means, according to the context in which it is used, the financial statements referred to in SECTIONS 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

         "FISCAL MONTH" means any fiscal month of any Fiscal Year.

         "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

         "FISCAL YEAR" means the Parent Guarantor's fiscal year for financial accounting purposes. The current Fiscal Year of the Parent Guarantor will end on December 31, 2002.

         "FIXED ASSETS" means the Equipment and Real Estate of the Parent Guarantor or any Subsidiary.

         "FIXED CHARGE COVERAGE RATIO" means, with respect to any fiscal period of the Parent Guarantor, on a consolidated basis, the ratio of EBITDA to Fixed Charges.

         "FIXED CHARGES" means, with respect to any fiscal period of the Parent Guarantor on a consolidated basis, without duplication, interest expense, Capital Expenditures (excluding Capital Expenditures funded with Debt other than Revolving Loans, but including, without duplication, principal payments with respect to such Debt), scheduled principal payments of Debt, scheduled reductions of the Maximum Fixed Assets Loan Amount as set forth in the definition of "Maximum Fixed Assets Loan Amount", and Federal, state, local and foreign income taxes paid in cash.

         "FLORIDA REAL ESTATE COLLATERAL CONDITIONS" means the receipt by the Agent of an endorsement, which endorsement must be in form and substance satisfactory to the Agent, to the title policy issued to the Agent with respect to the Real Estate Collateral located at 4955 Orange Drive, Davie, Florida removing the following title exceptions (to the extent such title exceptions are not removed prior to the issuance of such original title policy): Filed December 20, 2001 in O.R. Book 32520, Page 142; Filed December 20, 2001 in O.R. Book 32520, Page 145; Filed December 20, 2001 in O.R. Book 32520, Page 148; Filed May 10, 2002 in O.R. Book 331112, Page 1287; Filed May 10, 2002 in O.R. Book 331112,
Page 1290; Filed May 10, 2002 in O.R. Book 331112, Page 1293; Filed May 10, 2002
in O.R. Book 331112, Page 1296; and Filed July 2, 2002 in O.R. Book 33378, Page 958.

         "FOOD AND DRUG LAWS" means all federal, state or local statues, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorization and permits of, and agreements with, any United States and foreign Governmental Authority, in each case relating to manufacture, sale, testing, handling, management, marketing and disposal or pharmaceutical, medical device, biological and drug products, including but not limited to those relating to good manufacturing practices, good clinical practices, labeling, record keeping and obligations for products for which (a) monograph conditions must be met, or (b) a 510K or similar application must be filed, or (c) approval of the FDA and/or similar foreign Governmental Authority is required, before they may be marketed or sold.

         "FOREIGN PLEDGE AGREEMENT" means that certain Deed of Charge over Shares and Securities of even date herewith among the Parent Guarantor, Andrx
(EU) Limited, a company formed under the laws of the England and Wales, and the Agent for the benefit of the Agent and the other Lenders.

         "FOREIGN SUBSIDIARY" means each Subsidiary incorporated or organized under the laws of a jurisdiction outside of the United States.

         "FUNDING BORROWER" has the meaning specified in SECTION 1.5(E).

         "FUNDING DATE" means the date on which a Borrowing occurs.

         "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the Closing Date.

         "GENERAL INTANGIBLES" means all of the Parent Guarantor's and each Subsidiary's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Parent Guarantor and each Subsidiary of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to the Parent Guarantor or any Subsidiary in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to the Parent Guarantor or any Subsidiary from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Parent Guarantor or any Subsidiary is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Parent Guarantor or any Subsidiary.

         "GOODS" means all "goods" as defined in the UCC, now owned or hereafter acquired by the Parent Guarantor or any Subsidiary, wherever located, including embedded Software to the extent included in "goods" as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "GUARANTORS" means the Parent Guarantor and those Subsidiaries signatory to the Subsidiary Guaranty from time to time.

         "GUARANTY" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

         "HEDGE AGREEMENT" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrower Parties' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

         "INCREASED MAXIMUM REVOLVER AMOUNT ACTIVATION NOTICE" means a notice in the form of EXHIBIT H.

         "INCREASED MAXIMUM REVOLVER AMOUNT CLOSING DATE" means any Business Day designated as such in an Increased Maximum Revolver Amount Activation Notice.

         "INDA" has the meaning specified in SECTION 6.29(A).

         "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignment for the benefit of creditors, formal or informal moratoria, composition, extension generally with creditors or proceedings seeking reorganization, arrangement or other similar relief.

         "INSTRUMENTS" means all "instruments" as such term is defined in the UCC, now owned or hereafter acquired by the Parent Guarantor or any Subsidiary.

         "INTEREST PERIOD" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Administrative Borrower in its Notice of Borrowing, in the form attached hereto as EXHIBIT D, or Notice of Continuation/Conversion, in the form attached hereto as EXHIBIT E, provided that:

         (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

         (b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

         (c) no Interest Period shall extend beyond the Stated Termination Date.

         "INTEREST RATE" means each or any of the interest rates, including the Default Rate, set forth in SECTION 2.1.

         "INVENTORY" means all of the Parent Guarantor's and each Subsidiary's right, title and interest with respect to "inventory," as such term is defined in the UCC, wherever located, and in any event including now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded Software), other materials and supplies of any kind, nature or description which are used or consumed in the Parent Guarantor's or any Subsidiary's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

         "INVENTORY BORROWERS" means Anda, Inc., Valmed Pharmaceutical, Inc., Anda Pharmaceuticals, Inc., and each other Borrower whose Inventory is included in the Borrowing Base, in each case, and any successor thereto in connection with a merger permitted by SECTION 7.10(III), and "INVENTORY BORROWER" shall mean any one of the foregoing Inventory Borrowers.

         "INVESTMENT PROPERTY" means all of the Parent Guarantor's and each Subsidiary's right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

         "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

         "KNOWLEDGE" means, with respect to the Parent Guarantor or the Administrative Borrower, as applicable, the actual or imputed knowledge of the senior executive officers of the Parent Guarantor or the Administrative Borrower, as applicable. Imputed knowledge of the senior executive officers of the Parent Guarantor or the Administrative Borrower, as applicable, means the existence of circumstances by reason of which the senior executive officers of the Parent Guarantor or the Administrative Borrower, as applicable, in the reasonable exercise of their duties, should have known of such particular fact including, without limitation, based in part on compliance with reporting mechanisms in place as of the Closing Date (as modified from time to time so long as such modifications are not intended to materially reduce disclosure with respect to the Parent Guarantor and the Subsidiaries) that are designed to keep the senior executive officers of the Parent Guarantor or the Administrative Borrower, as applicable, informed of material events or circumstances affecting the Parent Guarantor and the Subsidiaries taken as a whole.

         "LATEST PROJECTIONS" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to SECTION 5.2(F), the projections of the Parent Guarantor's and the Subsidiaries' financial condition, results of operations, and cash flows, for the period commencing on September 30, 2002 and ending on December 31, 2007 and delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to SECTION 5.2(F).

         "LENDER" and "LENDERS" have the meanings specified in the introductory paragraph hereof and shall include any New Lender and the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.

         "LETTER OF CREDIT" has the meaning specified in SECTION 1.3(A).

         "LETTER OF CREDIT FEE" has the meaning specified in SECTION 2.6.

         "LETTER OF CREDIT ISSUER" means the Bank, any affiliate of the Bank or any other financial institution that issues any Letter of Credit pursuant to this Agreement.

         "LETTER-OF-CREDIT RIGHTS" means "letter-of-credit rights" as such term is defined in the UCC, now owned or hereafter acquired by the Parent Guarantor or any Subsidiary, including rights to payment or performance under a letter of credit, whether or not the Parent Guarantor or a Subsidiary, as beneficiary, has demanded or is entitled to demand payment or performance.

         "LETTER OF CREDIT SUBFACILITY" means $35,000,000.

         "LIBOR INTEREST PAYMENT DATE" means, with respect to a LIBOR Rate Loan, the Termination Date and the last day of each Interest Period applicable to such Loan or, with respect to each Interest Period of greater than one month in duration, the last day of each month of such Interest Period, including, without limitation, the last day of such Interest Period.

         "LIBOR RATE" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

         LIBOR Rate  =              Offshore Base Rate
                       ------------------------------------------------
                             1.00 - Eurodollar Reserve Percentage

         Where,

         "OFFSHORE BASE RATE" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

         and

         "EURODOLLAR RESERVE PERCENTAGE" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "LIBOR RATE LOAN" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

         "LIEN" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under the preceding clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

         "LOAN ACCOUNT" means the loan account of the Borrowers, which account shall be maintained by the Agent.

         "LOAN DOCUMENTS" means this Agreement, the Revolving Loan Note, the Patent and Trademark Security Agreement, the Security Agreement, the Mortgages, the Environmental Indemnity Agreement, the Subsidiary Guaranty, the Pledge Agreement, the Foreign Pledge Agreement, the fee letter described in SECTION 2.4, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

         "LOANS" means, collectively, all loans and advances provided for in
Article 1.

         "MAJORITY LENDERS" means at any date of determination Lenders whose Pro Rata Shares aggregate more than fifty percent (50%).

         "MARGIN STOCK" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

         "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower Parties on a consolidated basis or of the Collateral (b) a material impairment of the ability of the Borrower Parties, taken as a whole, to perform under any Loan Document or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower Party of any Loan Document to which it is a party.

         "MAXIMUM EQUIPMENT LOAN AMOUNT" has the meaning specified in clause (a) of the definition of Maximum Fixed Assets Loan Amount.

         "MAXIMUM INVENTORY LOAN AMOUNT" means $100,000,000.

         "MAXIMUM FIXED ASSETS LOAN AMOUNT" means, as of any date of determination, an amount, not to exceed $50,000,000 in the aggregate, equal to the sum of the following: (a) $8,496,000 minus, as of the last day of each fiscal quarter following the Closing Date (commencing on March 31, 2003) through the date of determination, one twenty-fourth (1/24) of such amount (the "MAXIMUM EQUIPMENT LOAN AMOUNT"), PLUS (b) so long as the Florida Real Estate Collateral Conditions have been satisfied to the satisfaction of the Agent on or before March 28, 2003, from and after the date such conditions are satisfied, $27,650,000 minus, as of the last day of each fiscal quarter following the

Closing Date (commencing on March 31, 2003) through the date of determination, one twenty-fourth (1/24) of such amount (the "MAXIMUM FLORIDA REAL ESTATE COLLATERAL AMOUNT"), PLUS (c) so long as the North Carolina Real Estate Collateral Conditions have been satisfied to the satisfaction of the Agent on or before March 28, 2003, from and after the date such conditions are satisfied, 70% of the fair market value of the North Carolina Real Estate Collateral as determined by the appraisal thereof referred to in the definition of North Carolina Real Estate Collateral Conditions minus, as of the last day of each fiscal quarter following the Closing Date (commencing on March 31, 2003) through the date of determination, one twenty-fourth (1/24) of such amount.

         "MAXIMUM FLORIDA REAL ESTATE COLLATERAL AMOUNT" has the meaning specified in clause (b) of the definition of Maximum Fixed Assets Loan Amount.

         "MAXIMUM RATE" has the meaning specified in SECTION 2.3.

         "MAXIMUM REVOLVER AMOUNT" means (a) $185,000,000, plus (b) the amount of any increase in the Maximum Revolver Amount pursuant to SECTION 1.6, minus
(c) the amount of any reduction in the Maximum Revolver Amount pursuant to
SECTION 3.2.

         "MORTGAGES" means and includes any and all of the mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by the Parent Guarantor or any Subsidiary to or for the benefit of the Agent by which the Agent, on behalf of the Lenders, acquires a Lien on the Real Estate or a collateral assignment of the Parent Guarantor or applicable Subsidiary's interest under leases of Real Estate, and all amendments, modifications and supplements thereto.

         "MULTI-EMPLOYER PLAN" means a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Parent Guarantor, any Subsidiary or any ERISA Affiliate.

         "NDA" has the meaning specified in SECTION 6.29(A).

         "NET AMOUNT OF ELIGIBLE ACCOUNTS" means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

         "NET LIQUIDATION VALUE OF INVENTORY" means the book value of the Inventory Borrowers' Qualifying Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory net of estimated liquidation expenses, such amounts to be determined from time to time by a qualified appraisal company selected by the Agent.

         "NEW ANDRX PHARMACEUTICALS, INC." means Andrx Pharmaceuticals, Inc., a Florida corporation, formerly known as Andrx Pharmaceuticals Services, Inc.

         "NEW LENDER" has the meaning set forth in SECTION 1.6.

         "NEW LENDER SUPPLEMENT" has the meaning set forth in SECTION 1.6.

         "NON-RATABLE LOAN" and "NON-RATABLE LOANS" have the meanings specified in SECTION 1.2(H).

         "NORTH CAROLINA REAL ESTATE COLLATERAL" means the Real Estate located at 9707 Chapel Hill Road, Morrisville, North Carolina.

         "NORTH CAROLINA REAL ESTATE COLLATERAL CONDITIONS" means the receipt by the Agent of the following: (a) a Mortgage duly executed by Andrx Pharmaceuticals (NC), Inc. in favor of the Agent granting a lien on the North Carolina Real Estate Collateral in form and substance reasonably satisfactory to the Agent, (b) environmental reports with respect to the North Carolina Real Estate Collateral which environmental reports shall have been prepared by consultants acceptable to the Agent and shall otherwise be in form and substance reasonably satisfactory to the Agent and any remediation costs to be incurred or actions to be taken with respect to the North Carolina Real Estate Collateral in connection therewith shall be acceptable to the Agent, (c) an appraisal of the North Carolina Real Estate Collateral, the results of which shall be reasonably satisfactory to the Agent, and (d) such other documents or information as shall be required by the Agent in its discretion, all in form and substance reasonably satisfactory to the Agent.

         "NOTICE OF BORROWING" has the meaning specified in SECTION 1.2(B).

         "NOTICE OF CONTINUATION/CONVERSION" has the meaning specified in
SECTION 2.2(B).

         "OTHER DEBTOR RELIEF LAW" has the meaning specified in SECTION 1.5(B)(III).

         "OBLIGATIONS" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrowers to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to any Borrower hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

         "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

         "PARENT GUARANTOR" has the meaning specified in the preamble of this Agreement.

         "PARENT GUARANTY" means the Parent Guaranty dated as of the date hereof, executed and delivered by the Parent Guarantor for the benefit of the Agent and the Lenders to guarantee the Obligations of the Borrowers under this Agreement.

         "PARTICIPANT" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

         "PATENT AND TRADEMARK SECURITY AGREEMENT" means the Patent Security Agreement and the Trademark Security Agreement, dated as of the date hereof, executed and delivered by certain of the Borrower Parties to the Agent to evidence and perfect the Agent's security interest in such Borrower Parties' present and future patents, trademarks, and related licenses and rights, for the benefit of the Agent and the Lenders.

         "PAYMENT ACCOUNT" means each bank account, including without limitation each lockbox account, established pursuant to the Security Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name a Borrower or, at any time after Agent has taken full dominion over the Payment Accounts in accordance with Section 10 of the Security Agreement, the Agent, as the Agent may determine, on terms acceptable to the Agent.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

         "PENDING REVOLVING LOANS" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

         "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Parent Guarantor or any Subsidiary sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

         "PERMITTED ACQUISITION" means any acquisition by any domestic Subsidiary of the Parent Guarantor of all or substantially all of the assets of a Person so long as (a) no Default or Event of Default exists or would be caused thereby, (b) the assets acquired are not stock or other equity interests of a Person, (c) the assets acquired are located in the United States, (d) the EBITDA (with respect to product acquisitions after sales and costs adjustments giving pro forma effect to such acquisition to the extent such adjustments are approved by the Agent in its reasonable discretion) attributable to such acquired assets for the most recently ended twelve (12) month period prior to such acquisition is greater than zero, (e) after giving effect to such acquisition and payment of the purchase price therefor, Availability is equal to or greater than $75,000,000, as adjusted for any past due accounts payable, (f) the purchase price for such acquisition (cash or otherwise), together with the purchase price of all other Permitted Acquisitions during such calendar year, shall not exceed $150,000,000 in the aggregate, and (g) (i) no Loans or Letters of Credit shall be outstanding on the date on which such acquisition is consummated both before and after giving effect thereto or (ii) if Loans or Letters of Credit shall be outstanding on the date on which such acquisition is consummated either before or after giving effect thereto, the Fixed Charge Coverage Ratio for the immediately preceding twelve (12) Fiscal Month period (after giving pro forma effect to such acquisition) shall be not less than 1.25 to 1.0; PROVIDED, HOWEVER, that no assets so acquired shall be included in the Borrowing Base without the prior written consent of the Agent and completion of a field examination of such assets by the Agent; and "PERMITTED ACQUISITIONS" means each Permitted Acquisition.

         "PERMITTED LIENS" means:

         (a) (i) Liens for taxes not delinquent or (ii) statutory Liens for taxes in an amount not to exceed $100,000 (or such greater amount as shall be covered by a bond) provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the Parent Guarantor's and the Subsidiaries' books and records and a stay of enforcement of any such Lien is in effect;

         (b) the Agent's Liens;

         (c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

         (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $100,000 in the aggregate (or such greater amount as shall be covered by a bond);

         (e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the Parent Guarantor's and the Subsidiaries' business;

         (f) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

         (g) Liens, if any, in effect as of the Closing Date described in
SCHEDULE 6.9 securing Debt described in SCHEDULE 6.9;

         (h) Liens securing Capital Leases and Debt permitted in SECTION 7.14;
and

         (i) Liens on certain Fixed Assets of the Borrower Parties approved by the Agent in writing, securing Debt permitted under SECTION 7.14(E).

         "PERSON" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

         "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which a Borrower Party sponsors or maintains or to which a Borrower Party makes, is making, or is obligated to make contributions and includes any Pension Plan.

         "PLEDGE AGREEMENT" means the Pledge Agreement of even date herewith among certain of the Borrower Parties party thereto and the Agent for the benefit of the Agent and the other Lenders.

         "PROPRIETARY RIGHTS" means all of the Parent Guarantor's and each Subsidiary's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent applications, copyright applications, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on
SCHEDULE 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

         "PRO RATA SHARE" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender's participation in Non-Ratable Loans and Agent Advances.

         "QUALIFYING INVENTORY" means (a) Inventory that was manufactured by a Person other than the Parent Guarantor, a Subsidiary or an Affiliate thereof (each a "Third Party") and is to be distributed by a Borrower, (b) Inventory manufactured by a Borrower consisting of branded products that were developed and launched by a Third Party and acquired by such Borrower, provided, that such Inventory shall be Qualifying Inventory only upon completion by the Agent of a field examination of such assets and the Agent's satisfaction with the results of such field examination, and (c) upon the prior written consent of the Majority Lenders, Inventory manufactured and developed by a Borrower consisting of branded products. It is agreed that there will be no consent fee charged by the Agent or the Lenders in connection with a consent issued solely in connection with clause (c) of this definition.

         "REAL ESTATE" means all of the Parent Guarantor's and each Subsidiary's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Parent Guarantor's and each Subsidiary's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

         "REAL ESTATE COLLATERAL" means all of the Parent Guarantor's and each Subsidiary's owned Real Estate, excluding that certain parcel located at 3000 Alt Boulevard, Grand Island, New York, other than owned Real Estate acquired after the Closing Date that is financed by a third party pursuant to SECTION 7.14(C).

         "RELEASE" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the thirty (30)-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "REQUIRED LENDERS" means at any time Lenders whose Pro Rata Shares aggregate more than sixty-six and two-thirds percent (66-2/3%).

         "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "RESERVES" means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts or Eligible Inventory, established by Agent from time to time in Agent's reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of Agent's credit judgment:
(a) Bank Product Reserves, (b) a reserve for accrued, unpaid interest on the Obligations, (c) reserves for rent at leased locations where Collateral that is included in the Borrowing Base (including equipment that was appraised in connection with the closing of this Agreement and included in the calculation of the Maximum Equipment Loan Amount and any replacements thereof) is located unless a landlord agreement with respect to such location reasonably acceptable to the Agent has been delivered to the Agent, (d) reserves for Inventory shrinkage, (e) Environmental Compliance Reserves, (f) reserves for customs charges, (g) reserves for dilution with respect to Accounts, (h) reserves for warehousemen's or bailees' charges, (i) reserves for royalties payable by any Accounts Receivable Borrower to a third party, (j) reserves for accrued rebates or returns of Inventory, and (k) reserves for any other matter that has a negative impact on the value of the Borrowers' Collateral.

         "RESPONSIBLE OFFICER" means the chief financial officer, the president or any executive vice president of the Administrative Borrower, any other officer having substantially the same authority and responsibility.

         "RESTRICTED INVESTMENT" means, as to the Parent Guarantor or any Subsidiary, any acquisition of property by the Parent Guarantor or such Subsidiary in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following: (a) acquisitions of Equipment to be used in the business of the Parent Guarantor or such Subsidiary so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder;
(b) acquisitions of Inventory in the ordinary course of business of the Parent Guarantor or such Subsidiary; (c) acquisitions of current assets acquired in the ordinary course of business of the Parent Guarantor; (d) investments made in accordance with the Parent Guarantor's and the Subsidiaries' investment guidelines attached hereto as SCHEDULE 1.3; (g) Hedge Agreements, (h) Permitted Acquisitions, (i) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, any Borrower Party may make loans to another Borrower Party (other than the Parent Guarantor) and the Borrower Parties (other than the Parent Guarantor) may otherwise have "due to / due from" transactions among themselves in the ordinary course of business to facilitate the payment of accounts payables of such Borrower Parties, (j) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby and only to the extent necessary to pay reasonable accounting and administrative expenses and to pay regularly scheduled interest payments on Debt permitted under SECTION 7.14(F) to the extent such interest payments are permitted under the subordination provisions applicable thereto, any Subsidiary may make loans to the Parent Guarantor, and (k) other investments in an amount not to exceed (i) if there are no Loans or Letters of Credit outstanding after giving effect to such investments, $50,000,000 in the aggregate at any time outstanding or (ii) if there are Loans or Letters of Credit outstanding after giving effect to such investments, $10,000,000 in the aggregate at any time outstanding.

         "REVOLVING LOANS" has the meaning specified in SECTION 1.2 and includes each Agent Advance and Non-Ratable Loan.

         "REVOLVING LOAN NOTE" has the meanings specified in SECTION 1.2(A)(II).

         "SEC" means the United States Securities and Exchange Commission and any successor thereto.

         "SECURITY AGREEMENT" means the Security Agreement of even date herewith among the Borrower Parties and the Agent for the benefit of the Agent and other Lenders.

         "SETTLEMENT" and "SETTLEMENT DATE" have the meanings specified in
SECTION 12.15(A)(II).

         "SOFTWARE" means all "software" as such term is defined in the UCC, now owned or hereafter acquired by the Parent Guarantor or any Subsidiary, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

         "SOLVENT" means, when used with respect to any Person, that at the time of determination:

         (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

         (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

         (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

         (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

         For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "STATED TERMINATION DATE" means December 30, 2006.

         "STOCK" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

         "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Parent Guarantor, including, without limitation, each Borrower.

         "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty dated as of the date hereof, executed and delivered by the Guarantors (other than the Parent Guarantor) for the benefit of the Agent and the Lenders to guarantee the Obligations of the Borrowers under this Agreement and the obligations of the Parent Guarantor under the Parent Guaranty.

         "SUPPORTING LETTER OF CREDIT" has the meaning specified in SECTION 1.3(G).

         "SUPPORTING OBLIGATIONS" means all "supporting obligations" as such term is defined in the UCC, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

         "SWEEP PERIOD" means any period of time in which, pursuant to Section 10 of the Security Agreement, the Agent shall be entitled to direct each Clearing Bank to sweep funds in each Payment Account to an account designated by the Agent; provided, that any period of time in which the Agent is required pursuant to Section 10 of the Security Agreement to direct each Clearing Bank to sweep funds in each Payment Account to the Designated Account shall not constitute a Sweep Period.

          "TAXES" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent's or each Lender's net income in any the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

         "TELEGRAPH CONSULTING CORP." means Telegraph Consulting Corp., a Florida corporation.

         "TERMINATION DATE" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrowers pursuant to SECTION 3.2 or by the Majority Lenders pursuant to SECTION 9.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

         "TOTAL FACILITY" has the meaning specified in SECTION 1.1.

         "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of Georgia or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

         "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "UNUSED LETTER OF CREDIT SUBFACILITY" means an amount equal to $35,000,000 MINUS the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

         "UNUSED LINE FEE" has the meaning specified in SECTION 2.5.

         "VALMED PHARMACEUTICAL, INC." means Valmed Pharmaceutical, Inc., a New York corporation.

         ACCOUNTING TERMS. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

         INTERPRETIVE PROVISIONS. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) The words "hereof," "herein," "hereunder" and similar words refer to the Agreement as a whole and not to any particular provision of the

Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

         (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (ii) The term "including" is not limiting and means "including without limitation."

                  (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  (iv) The word "or" is not exclusive.

         (d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

         (f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         (g) For purposes of SECTION 9.1, a breach of a financial covenant contained in SECTIONS 7.23-7.24 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.

         (h) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower Parties and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.